                                                              [EXECUTION COPY]



                                U.S. $200,000,000

                           REVOLVING CREDIT AGREEMENT,

                         dated as of September 29, 1997

                                      among

                                 HANDY & HARMAN,

                                as the Borrower,

                         CERTAIN FINANCIAL INSTITUTIONS,

                                 as the Lenders,

                                       and

                            THE BANK OF NOVA SCOTIA,

                          as the Administrative Agent.
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                               TABLE OF CONTENTS

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Section                                                                        Page
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                                  ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1     Defined Terms...............................................     2
SECTION 1.2     Use of Defined Terms........................................    29
SECTION 1.3     Cross-References............................................    29
SECTION 1.4     Accounting and Financial Determinations; No Duplication;
                   Consolidation............................................    29

                                  ARTICLE II

        COMMITMENTS, BORROWING, BIDDING AND ISSUANCE PROCEDURES, NOTE

SECTION 2.1     Commitments.................................................    29
SECTION 2.1.1   Revolving Loan Commitment and Swing Line Loan Commitment....    30
SECTION 2.1.2   Lenders Not Permitted or Required to Make Revolving Loans
                   or Swing Line Loans......................................    30
SECTION 2.1.3   Letter of Credit Commitment.................................    30
SECTION 2.1.4   Issuer Not Permitted or Required to Issue Letters of Credit.    31
SECTION 2.2     Reduction of Commitment Amounts.............................    31
SECTION 2.3     Revolving Loan and Swing Line Loan Borrowing Procedure and
                   Funding Maintenance......................................    31
SECTION 2.3.1   Revolving Loans.............................................    31
SECTION 2.3.2   Swing Line Loans............................................    32
SECTION 2.3.3   Continuation and Conversion Elections.......................    33
SECTION 2.3.4   Funding.....................................................    33
SECTION 2.4     Competitive Bid Loans.......................................    33
SECTION 2.5     Notes.......................................................    38
SECTION 2.6     Issuing the Letters of Credit...............................    39
SECTION 2.6.1   Drawings under the Letters of Credit........................    39
SECTION 2.6.2   Reimbursement on Demand.....................................    39
SECTION 2.6.3   Obligations Absolute........................................    40
SECTION 2.6.4   Action in Respect of the Letters of Credit..................    40
SECTION 2.6.5   Indemnification.............................................    41
SECTION 2.6.6   Deemed Disbursements........................................    41
SECTION 2.6.7   Other Lenders' Participation................................    42
SECTION 2.7     Extension of Stated Maturity Date and Maturity of Loans.....    42
SECTION 2.7.1   Request for Extension of Stated Maturity Date and Maturity
                   of Loans.................................................    42
SECTION 2.7.2   Consent to Extension of Stated Maturity Date and Maturity
                   of Loans.................................................    43
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SECTION 2.8     Increase of Loan Commitment Amount..........................    44

                                 ARTICLE III

                  REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

SECTION 3.1     Repayments and Prepayments..................................    45
SECTION 3.1.1   Final Maturity..............................................    45
SECTION 3.1.2   Voluntary Prepayments.......................................    45
SECTION 3.1.3   Mandatory Prepayments.......................................    46
SECTION 3.1.4   Acceleration of Stated Maturity Date........................    46
SECTION 3.2     Interest Provisions.........................................    46
SECTION 3.2.1   Rates.......................................................    46
SECTION 3.2.2   Post-Maturity Rates.........................................    47
SECTION 3.2.3   Payment ....................................................    48
SECTION 3.3     Fees........................................................    48
SECTION 3.3.1   Facility Fee................................................    48
SECTION 3.3.2   Letter of Credit Fee........................................    49
SECTION 3.3.3   Administrative Agents' Fee..................................    49
SECTION 3.3.4   Certain Other Fees..........................................    49

                                  ARTICLE IV

                    CERTAIN LIBO RATE AND OTHER PROVISIONS

SECTION 4.1     LIBO Rate Lending Unlawful..................................    49
SECTION 4.2     Deposits Unavailable........................................    50
SECTION 4.3     Increased LIBO Rate Loan Costs, etc.........................    50
SECTION 4.4     Funding Losses..............................................    51
SECTION 4.5     Increased Capital Costs.....................................    51
SECTION 4.6     Taxes.......................................................    52
SECTION 4.7     Payments, Computations, etc.................................    53
SECTION 4.8     Sharing of Payments.........................................    53
SECTION 4.9     Setoff......................................................    54
SECTION 4.10    Use of Proceeds.............................................    54
SECTION 4.11    Replacement of Lenders......................................    55
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                                  ARTICLE V

                       CONDITIONS TO CREDIT EXTENSIONS

SECTION 5.1     Initial Credit Extension....................................    55
SECTION 5.1.1   Resolutions, etc............................................    56
SECTION 5.1.2   Delivery of Notes...........................................    56
SECTION 5.1.3   Payment of Outstanding Indebtedness, etc....................    56
SECTION 5.1.4   Opinions of Counsel.........................................    56
SECTION 5.1.5   Closing Fees, Expenses, etc.................................    57
SECTION 5.1.6   Termination of Existing Agreements.........................     57
SECTION 5.1.7   Litigation..................................................    57
SECTION 5.1.8   Material Adverse Change.....................................    57
SECTION 5.1.9   Compliance Certificate......................................    57
SECTION 5.2     All Credit Extensions.......................................    57
SECTION 5.2.1   Compliance with Warranties, No Default, etc.................    57
SECTION 5.2.2   Credit Extension Request....................................    58
SECTION 5.2.3   Satisfactory Legal Form.....................................    58


                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES

SECTION 6.1     Organization, etc...........................................    59
SECTION 6.2     Due Authorization, Non-Contravention, etc...................    59
SECTION 6.3     Government Approval, Regulation, etc........................    59
SECTION 6.4     Validity, etc...............................................    59
SECTION 6.5     Financial Information.......................................    60
SECTION 6.6     No Material Adverse Change..................................    60
SECTION 6.8     Subsidiaries................................................    60
SECTION 6.9     Ownership of Properties.....................................    60
SECTION 6.10    Taxes.......................................................    60
SECTION 6.11    Pension and Welfare Plans...................................    61
SECTION 6.12    Environmental Warranties....................................    61
SECTION 6.13    Regulations G, U and X......................................    63
SECTION 6.14    Accuracy of Information.....................................    63
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                                 ARTICLE VII

                                  COVENANTS

SECTION 7.1     Affirmative Covenants.......................................    63
SECTION 7.1.1   Financial Information, Reports, Notices, etc................    63
SECTION 7.1.2   Compliance with Laws, etc...................................    65
SECTION 7.1.3   Maintenance of Properties...................................    65
SECTION 7.1.4   Insurance...................................................    66
SECTION 7.1.5   Books and Records...........................................    66
SECTION 7.1.6   Environmental Covenant......................................    66
SECTION 7.2     Negative Covenants..........................................    67
SECTION 7.2.1   Business Activities.........................................    67
SECTION  7.2.2  Debt Incurrence.............................................    67
SECTION 7.2.3   Liens.......................................................    68
SECTION 7.2.4   Financial Condition.........................................    71
SECTION 7.2.5   Investments.................................................    72
SECTION 7.2.6   Restricted Payments, etc....................................    72
SECTION 7.2.7   Transactions with Affiliates................................    72
SECTION 7.2.8   Sale-and-Leasebacks.........................................    73
SECTION 7.2.9   Precious Metal Transactions.................................    73
SECTION 7.2.10  Consolidation, Merger, etc..................................    73
SECTION 7.2.11  Asset Dispositions, etc.....................................    75
SECTION 7.2.12  Restrictive Agreements, etc.................................    76
SECTION 7.2.13  Designation of Subsidiaries.................................    77


                                ARTICLE VIII

                              EVENTS OF DEFAULT

SECTION 8.1     Listing of Events of Default................................    78
SECTION 8.1.1   Non-Payment of Obligations..................................    78
SECTION 8.1.2   Breach of Warranty..........................................    79
SECTION 8.1.3   Non-Performance of Certain Covenants and Obligations........    79
SECTION 8.1.4   Non-Performance of Other Covenants and Obligations..........    79
SECTION 8.1.5   Default on Other Debt or Agreements.........................    79
SECTION 8.1.6   Judgments...................................................    79
SECTION 8.1.7   Pension Plans...............................................    80
SECTION 8.1.8   Control of the Borrower.....................................    80
SECTION 8.1.9   Bankruptcy, Insolvency, etc.................................    80
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SECTION 8.2     Action if Bankruptcy........................................    81
SECTION 8.3     Action if Other Event of Default............................    81

                                  ARTICLE IX

                           THE ADMINISTRATIVE AGENT

SECTION 9.1     Actions.....................................................    82
SECTION 9.2     Funding Reliance, etc.......................................    82
SECTION 9.3     Exculpation.................................................    83
SECTION 9.4     Successor...................................................    83
SECTION 9.5     Credit Extensions by the Administrative Agent...............    84
SECTION 9.6     Credit Decisions............................................    84
SECTION 9.7     Copies, etc.................................................    84

                                  ARTICLE X

                           MISCELLANEOUS PROVISIONS

SECTION 10.1    Waivers, Amendments, etc....................................    85
SECTION 10.2    Notices.....................................................    86
SECTION 10.3    Payment of Costs and Expenses...............................    86
SECTION 10.4    Indemnification.............................................    87
SECTION 10.5    Survival....................................................    88
SECTION 10.6    Severability................................................    88
SECTION 10.7    Headings....................................................    88
SECTION 10.8    Execution in Counterparts, Effectiveness, etc...............    88
SECTION 10.9    Governing Law; Entire Agreement.............................    88
SECTION 10.10   Successors and Assigns......................................    89
SECTION 10.11   Sale and Transfer of Loans and Note; Participations
                in Loans and Note...........................................    89
SECTION 10.11.1 Assignments.................................................    89
SECTION 10.11.2 Participations..............................................    91
SECTION 10.12   Confidentiality.............................................    91
SECTION 10.13   Other Transactions..........................................    92
SECTION 10.14   Forum Selection and Consent to Jurisdiction.................    92
SECTION 10.15   Waiver of Jury Trial........................................    93
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EXHIBIT A-1      Form of Revolving Loan Note
EXHIBIT A-2      Form of Competitive Bid Loan Note
EXHIBIT A-3      Form of Swing Line Note
EXHIBIT B-1      Form of Revolving Loan Borrowing Request
EXHIBIT B-2      Form of Competitive Bid Loan Borrowing Request
EXHIBIT B-3      Form of Issuance Request
EXHIBIT C-1      Form of Invitation for Bid Loan Quotes
EXHIBIT C-2      Form of Competitive Bid Loan Offer
EXHIBIT C-3      Form of Competitive Bid Loan Acceptance
EXHIBIT D        Form of Lender Assignment Agreement
EXHIBIT E        Form of Compliance Certificate
EXHIBIT F        Form of Continuation/Conversion Notice
EXHIBIT G        Form of Extension Request
EXHIBIT H        Form of Opinion of Counsel to the Borrower
EXHIBIT I        Form of Opinion of Counsel to the Borrower


                                       vi-
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                          REVOLVING CREDIT AGREEMENT


      THIS REVOLVING CREDIT AGREEMENT, dated as of September 29, 1997, among HANDY & HARMAN, a New York corporation (the "Borrower"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders") and THE BANK OF NOVA SCOTIA ("Scotiabank"), as administrative agent (in such capacity, together with any successor appointed pursuant to Section 9.4, the "Administrative Agent") for the Lenders,


                             W I T N E S S E T H:


      WHEREAS, the Borrower is engaged directly and through its various Subsidiaries in the businesses described in the Borrower's Annual Report on Form 10-K for the 1996 Fiscal Year;

      WHEREAS, the Borrower desires to obtain Commitments from the Lenders pursuant to which Revolving Loans, Swing Line Loans and Letters of Credit (including the Existing Letters of Credit), in a maximum aggregate principal and stated amount at any one time outstanding not to exceed $200,000,000, subject to
Section 2.8, will be made to, or issued for the account of, the Borrower from time to time prior to the Commitment Termination Date;

      WHEREAS, the Borrower also desires the Lenders to provide a procedure pursuant to which the Borrower may invite the Lenders to bid for (on an uncommitted basis) and to make short-term loans (in the form of Competitive Bid Loans) to the Borrower;

      WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to:

            (a) extend such Commitments;

            (b) make Revolving Loans to the Borrower;

            (c) issue (or participate in) Letters of Credit (including the Existing Letters of Credit) for the benefit of the Borrower and its Restricted Subsidiaries; and

            (d) provide such a procedure to make Competitive Bid Loans.

      WHEREAS, the Swing Line Lender is willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to:

            (a) extend the Swing Line Loan Commitments; and

            (b)  make Swing Line Loans to the Borrower; and

      WHEREAS, the proceeds of such Credit Extensions will be used to refinance in full all amounts under the Existing Agreements and for the general corporate purposes of the Borrower and its Restricted Subsidiaries;

      NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

      "Absolute Rate" means, with respect to an Absolute Rate Loan made by a given Lender, a fixed rate of interest per annum (rounded to the nearest 1/100th of 1%) offered by such Lender and accepted by the Borrower.

      "Absolute Rate Auction" means a solicitation of Competitive Bid Loan quotes at an Absolute Rate pursuant to Section 2.4.

      "Absolute Rate Loan" means a Competitive Bid Loan which bears interest at an Absolute Rate.

      "Adjusted Debt" means, at any time, and with respect to any Person, the sum (without duplication) of:

            (a) all Debt of such Person

      plus

            (b) the aggregate notional amount at such time of all Future Payables Transactions of such Person net of the amount of any cash pledged to secure the payment obligations in respect of Future Payables Transactions minus

            (c) an amount equal to 70% of the Fair Market Value of Owned Precious Metal Inventory of such Person at such time, so long as none of such Owned Precious Metal


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      Inventory is subject to any Lien in favor of any Person other than the
      Borrower or a Restricted Subsidiary.

      "Administrative Agent" is defined in the preamble.

      "Affected LIBO Lender" is defined in Section 4.3.

      "Affected Subsidiary" is defined in Section 8.1.9.

      "Affiliate" means, at any time, and with respect to any Person,

            (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person; or

            (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Borrower or any Restricted Subsidiary or any corporation of which the Borrower and the Restricted Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests.

As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting Securities, by contract or otherwise.

      "Agreement" means, on any date, this Revolving Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, restated, supplemented, amended and restated, or otherwise modified and in effect on such date.

      "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of

            (a) the rate of interest most recently established by the Administrative Agent at its Domestic Office as its base rate for Dollar loans in the United States; and

            (b) the Federal Funds Rate for such date plus 1/2 of 1%.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit. Changes in the rate of interest on any Loans or other Obligations accruing interest at the Alternate Base Rate will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give prompt notice to the Borrower and the Lenders of changes in the Alternate Base Rate.


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      "Applicable Facility Fee" means the lowest per annum rate determined by reference to the Leverage Ratio and the Interest Coverage Ratio, in each case that is satisfied for each of such ratios in a given clause below and as indicated in the Compliance Certificate most recently delivered pursuant to clause (c) of Section 7.1.1 or, with respect to the initial Credit Extension, the Compliance Certificate delivered pursuant to Section 5.1.9, equal to:

            (a) 0.125% if the Leverage Ratio is less than or equal to 1.75:1 and the Interest Coverage Ratio is greater than or equal to 5.0:1;

            (b) 0.150% if the Leverage Ratio is less than or equal to 2.25:1 and the Interest Coverage Ratio is greater than or equal to 3.75:1;

            (c) 0.200% if the Leverage Ratio is less than or equal to 2.75:1 and the Interest Coverage Ratio is greater than or equal to 3.00:1; and

            (d) 0.250% if the Leverage Ratio is greater than 2.75:1 or the Interest Coverage Ratio is less than 3.00:1.

      The Leverage Ratio and the Interest Coverage Ratio used to compute the Applicable Facility Fee shall be the Leverage Ratio and the Interest Coverage Ratio, as the case may be, set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent pursuant to clause (c) of
Section 7.1.1 or, with respect to the initial Credit Extension, the Compliance Certificate delivered pursuant to Section 5.1.9; changes in the Applicable Facility Fee resulting from a change in the Leverage Ratio and/or the Interest Coverage Ratio, as the case may be, shall become effective upon delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1. If the Borrower shall fail to deliver a Compliance Certificate within the number of days after the end of any Fiscal Quarter as required pursuant to clause (c) of Section 7.1.1 (without giving effect to any grace period), the Applicable Facility Fee from and including the first day after the date on which such Compliance Certificate was required to be delivered to but not including the date the Borrower delivers to the Administrative Agent a Compliance Certificate shall conclusively equal the highest Applicable Facility Fee set forth above.

      "Applicable Four Quarter Period" means, at any time, the period of four complete consecutive Fiscal Quarters of the Borrower then most recently ended as to which either or both of the following conditions have been met: (i) 45 days have elapsed since the end of such period or (ii) the Lenders have received the financial statements required to be delivered to them pursuant to Section 7.1.1(a) or Section 7.1.1(b), as the case may be, with respect to the last Fiscal Quarter of such period.

      "Applicable LIBO Rate Margin" means, with respect to any Loan made or maintained as a LIBO Rate Loan, the lowest per annum rate determined by reference to the Leverage Ratio and the Interest Coverage Ratio, in each case that is satisfied for each of such ratios in a given clause


                                       4-
below and as indicated in the Compliance Certificate most recently delivered pursuant to clause (c) of Section 7.1.1 or, with respect to the initial Credit Extension, the Compliance Certificate delivered pursuant to Section 5.1.9, equal to:

            (a) 0.3250% if the Leverage Ratio is less than or equal to 1.75:1 and the Interest Coverage Ratio is greater than or equal to 5.0:1;

            (b) 0.45% if the Leverage Ratio is less than or equal to 2.25:1 and the Interest Coverage Ratio is greater than or equal to 3.75:1;

            (c) 0.550% if the Leverage Ratio is less than or equal to 2.75:1 and the Interest Coverage Ratio is greater than or equal to 3.00:1; and

            (d) 0.750% if the Leverage Ratio is greater than 2.75:1 or the Interest Coverage Ratio is less than 3.00:1.

      The Leverage Ratio and the Interest Coverage Ratio used to compute the Applicable LIBO Rate Margin shall be the Leverage Ratio and the Interest Coverage Ratio, as the case may be, set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent pursuant to clause (c) of Section 7.1.1 or, with respect to the initial Credit Extension, the Compliance Certificate delivered pursuant to Section 5.1.9; changes in the Applicable LIBO Rate Margin resulting from a change in the Leverage Ratio and/or the Interest Coverage Ratio, as the case may be, shall become effective upon delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1. If the Borrower shall fail to deliver a Compliance Certificate within the number of days after the end of any Fiscal Quarter as required pursuant to clause (c) of Section 7.1.1 (without giving effect to any grace period), the Applicable LIBO Rate Margin from and including the first day after the date on which such Compliance Certificate was required to be delivered to but not including the date the Borrower delivers to the Administrative Agent a Compliance Certificate shall conclusively equal the highest Applicable LIBO Rate Margin set forth above.

      "Asset Disposition" means any Transfer except:

            (a)  any

                  (i) Transfer from a Restricted Subsidiary to the Borrower or another Restricted Subsidiary; and

                  (ii) Transfer from the Borrower to a Restricted Subsidiary;

      so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists;


                                       5-

            (b) any Transfer (including, without limitation, the Transfer of Precious Metals) made in the ordinary course of business;

            (c) any Transfer of Owned Precious Metal Inventory by the Borrower or any Restricted Subsidiary in exchange for consideration having a Fair Market Value at least equal to that of the Owned Precious Metal Inventory being Transferred;

            (d) any Transfer of Precious Metals by the Borrower or any Restricted Subsidiary in connection with a Future Payables Transaction involving the same quantity of Precious Metals so Transferred;

            (e) any Transfer of Property if, as part of the same transaction or series of transactions, the Borrower or any Restricted Subsidiary shall enter into a capital lease (as lessee) with respect to such Property or Property it intends to use for the same purposes;

            (f)  the Singapore Joint Venture Asset Disposition; and

            (g) the Transfer of Subsidiary Stock of any Unrestricted Subsidiary.

      "Assignee Lender" is defined in Section 10.11.1.

      "Attributable Debt" means, at any time, as to any particular lease relating to a Sale-and-Leaseback Transaction (other than a Sale-and-Leaseback Transaction the Net Proceeds Amount in respect of which is to be applied as described in Section 7.2.8(b)), the present value of all base rentals required to be paid by the Borrower or any Restricted Subsidiary under such lease during the remaining term thereof (determined in accordance with GAAP using a discount factor equal to the interest rate implicit in such lease if known or, if not known, 8% per annum); provided, however, that if such lease is a non-recourse lease, Attributable Debt shall mean the lesser of (x) such present value or (y) the Fair Market Value of the Property subject to such transaction as determined at such time by the Borrower in good faith. As used in this definition, "base rentals" means all rentals payable by a lessee under a lease, less all amounts required to be paid by the lessee in respect of maintenance and repairs, insurance, taxes, assessments, water rates, reimbursement of expenses, indemnities and similar charges.

      "Authorized Officer" means those officers of the Borrower whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 5.1.1.

      "Base Rate Loan" means a Revolving Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

      "Borrower" is defined in the preamble.


                                       6-

      "Borrowing" means, as the context may require, either a Competitive Bid Loan Borrowing, a Swing Line Loan Borrowing or a Revolving Loan Borrowing.

      "Borrowing Request" means, as the context may require, either a Revolving Loan Borrowing Request or a Competitive Bid Loan Borrowing Request.

      "Business Day" means:

            (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York; and

            (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans or Competitive Bid Loans made as a result of a LIBOR Auction, any day on which dealings in Dollars are carried on in the London interbank market.

      "Capitalized Lease Liabilities" means all monetary obligations of the Borrower or any of its Restricted Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

      "Capital Stock" means, with respect to any Person any class of capital stock, share capital or similar equity interest of such Person.

      "Cash Equivalent Investment" means, at any time:

            (a) any obligation issued or guaranteed by the United States Government or any agency thereof, maturing not more than one year after such time;

            (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by:

                  (i) a corporation (other than the Borrower or an Affiliate of the Borrower) organized under the laws of any state of the United States or of the District of Columbia and rated A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., or

                  (ii) any Lender (or its holding company);

            (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either:


                                       7-

                  (i) a commercial banking institution that is a member of the
            Federal Reserve System and has total assets of not less than $5,000,000,000 and commercial paper rated A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., or

                  (ii)  any Lender (or its holding company); or

            (d) any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in clause
      (c)(i)) which:

                  (i) is secured by a fully perfected security interest (which may be hold in custody, tri-party custodian or deliver out) in any obligation of the type described in any of clauses (a) through (c), and

                  (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder.

      "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

      "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

      "Change in Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Borrower.

      "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

      "Commitment" means, as the context may require, the Revolving Loan Commitment, the Swing Line Loan Commitment or the Letter of Credit Commitment.

      "Commitment Increase Supplement" means the supplement (i) executed by each of the Borrower, the Administrative Agent, and each financial institution consenting to and participating in the increase in the Loan Commitment Amount and (ii) delivered to the Administrative Agent pursuant to Section 2.8.

      "Commitment Termination Date" means, as the context may require, the Letter of Credit Commitment Termination Date or the Loan Commitment Termination Date.


                                       8-

      "Commitment Termination Event" means:

            (a) the occurrence of any Default described in clauses (a) through
(d) of Section 8.1.9; or


            (b) the occurrence and continuance of any other Event of Default and either

                  (i) the declaration of the Loans to be due and payable
            pursuant to Section 8.3, or

                  (ii) in the absence of such declaration, the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

      "Competitive Bid Loan" means a loan made by a Lender to the Borrower based on the LIBO Rate or the Absolute Rate as part of a Competitive Bid Loan Borrowing resulting from the procedure described in Section 2.4.

      "Competitive Bid Loan Acceptance" means an acceptance by the Borrower of a Competitive Bid Loan Offer pursuant to clause (e) of Section 2.4, substantially in the form of Exhibit C-3 attached hereto.

      "Competitive Bid Loan Borrowing" means Competitive Bid Loans made pursuant to the same Competitive Bid Loan Request by the Lender or each of the Lenders whose offer to make such Competitive Bid Loans as part of such requested Borrowing has been accepted by the Borrower pursuant to clause (e) of Section 2.4.

      "Competitive Bid Loan Borrowing Request" means a certificate requesting that the Lenders extend offers to make Competitive Bid Loans, duly executed by an Authorized Officer substantially in the form of Exhibit B-2 attached hereto.

      "Competitive Bid Loan Maturity Date" is defined in clause (a)(iii) of
Section 2.4.

      "Competitive Bid Loan Note" means any promissory note of the Borrower, in the form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate indebtedness of the Borrower to such Lender resulting from Competitive Bid Loans outstanding from such Lender, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

      "Competitive Bid Loan Offer" means an offer by a Lender to make a Competitive Bid Loan pursuant to clause (c) of Section 2.4, substantially in the form of Exhibit C-2 attached hereto.


                                       9-

      "Competitive Bid Rate" means, as the context may require, either the Absolute Rate or the LIBO Rate (plus the LIBO Rate Bid Margin) offered by a Lender in a Competitive Bid Loan Offer in respect of a Competitive Bid Loan proposed pursuant to Section 2.4.

      "Compliance Certificate" means a certificate duly executed and delivered by an Authorized Officer pursuant to Section 5.1.9 and Section 7.1.1, in substantially the form of Exhibit E hereto.

      "Consignment Arrangement" means any financing arrangement by the Borrower or any Restricted Subsidiary whereby the Borrower or such Restricted Subsidiary acquires possession of Precious Metals from any other Person (other than the Borrower or a Restricted Subsidiary), for use in its manufacturing process, by way of consignment or lease (it being understood that, for purposes of this Agreement, neither the Borrower nor any Restricted Subsidiary acquires any ownership interest in such Precious Metals until such time as it purchases such Precious Metals in accordance with the terms of such financing arrangement). In no event shall Consignment Arrangements include any Precious Metals of any customer of the Borrower or any Restricted Subsidiary.

      "Consolidated Adjusted Cash Flow" means, with respect to any period, the sum of:

            (a)  Consolidated Net Income for such period,

      plus

            (b) the amount of all (i) interest expense, (ii) depreciation, amortization and other non-cash charges, (iii) income taxes, and (iv) non-recurring charges, in each case, only to the extent deducted in the determination of Consolidated Net Income for such period, minus

            (c) Non-Cash Income (except for Non-Cash Income arising from the over funding of pension plans as provided in Statement of Financial Accounting Standards No. 87), only to the extent included in the determination of Consolidated Net Income for such period, minus

            (d) gains on sales of Owned Precious Metal Inventory (except for any such gains on sales attributable to Owned Precious Metal Inventory incorporated in products manufactured by the Borrower or any Restricted Subsidiary).

Subject to the next succeeding sentence, Consolidated Adjusted Cash Flow for any period shall be determined on the basis that all acquisitions or dispositions of Subsidiary Stock of Restricted


                                      10-

Subsidiaries or other Property acquired or disposed of during such period occurred on the first day of such period. In addition, as used in Sections 7.2.2, 7.2.3, 7.2.8, and 7.2.11 Consolidated Adjusted Cash Flow with respect to the Applicable Four Quarter Period referred to in each of such sections shall be determined on the basis that all acquisitions or dispositions of Subsidiary Stock or other Property acquired or disposed of at any time subsequent to the commencement of such period, and at or prior to the time of determination referred to in each of such sections, occurred on the first day of such period.

      "Consolidated Adjusted Debt" means, at any time, Adjusted Debt at such time as determined for the Borrower and the Restricted Subsidiaries on a consolidated basis, after eliminating all offsetting debts and credits between the Borrower and the Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Borrower and the Restricted Subsidiaries in accordance with GAAP.

      "Consolidated Interest Expense" means, with respect to any period, the sum (without duplication) of (in each case, eliminating all offsetting debits and credits between the Borrower and the Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Borrower and the Restricted Subsidiaries in accordance with GAAP),

            (a) all interest (other than amortization of Debt expense) in respect of Debt of the Borrower and the Restricted Subsidiaries (including imputed interest on Capitalized Lease Liabilities deducted in determining Consolidated Net Income for such period) for such period as determined in accordance with GAAP, together with all interest (other than amortization of Debt expense) capitalized or deferred during such period and not deducted in determining Consolidated Net Income for such period, plus

            (b) all debt discount amortized or required to be amortized in the determination of Consolidated Net Income for such period,

      plus

            (c) in a Future Payables Transaction, the amount by which the purchase price of Precious Metal to be acquired on a future date exceeds the price of the Owned Precious Metal Inventory sold in such transaction, to the extent such excess is attributable to such period (it being understood that such excess shall be attributed ratably to each day in the period from the date of such Future Payables Transaction to and including such future date).

      "Consolidated Net Income" means, with respect to any period, the net income (or loss) of the Borrower and the Restricted Subsidiaries for such period (taken as a cumulative whole), as


                                      11-
determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Borrower and the Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Borrower and the Restricted Subsidiaries in accordance with GAAP; provided, however, that, for the purpose of calculating "Net Worth Increase Amount" with respect to any Fiscal Quarter, "Consolidated Net Income" shall exclude 50% of the gains or losses of the Borrower and the Restricted Subsidiaries arising from any disposition of Precious Metals outside the ordinary course of their business.

      "Consolidated Net Worth" means at any time:

            (a) the total assets of the Borrower and its Restricted Subsidiaries which would be shown as assets on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such time, prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries, minus

            (b) the total liabilities of the Borrower and its Restricted Subsidiaries which would be shown as liabilities on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such time, prepared in accordance with GAAP;

provided, however, that the amount to be included in Consolidated Net Worth in respect of the Capital Stock of Unrestricted Subsidiaries shall be calculated by using the equity method, and Consolidated Net Worth shall not be increased or decreased by an amount in excess of $5,000,000 for the sum of the aggregate amount of such Capital Stock and the aggregate principal amount of all Debt owing to the Borrower and its Restricted Subsidiaries by all Unrestricted Subsidiaries.

      "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer, substantially in the form of Exhibit F attached hereto.

      "Contract" is defined in clause (a) of Section 2.6.3.

      "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA.


                                      12-

      "Credit Extension" means, as the context may require,

            (a)  the making of a Loan by a Lender; or

            (b) the issuance of any Letter of Credit by the Issuer.

      "Credit Extension Request" means any Borrowing Request or Issuance
Request.

      "Debt" means, with respect to any Person at any time, without duplication,

            (a) the principal amount of borrowed money that (subject to the last sentence of this definition) appears on the balance sheet of such Person as a liability in accordance with GAAP;

            (b) the deferred purchase price of Property acquired by such Person (including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such Property) that (subject to the last sentence of this definition) appears on the balance sheet of such Person as a liability in accordance with GAAP;

            (c)  its Capitalized Lease Liabilities;

            (d) all liabilities for the principal amount of borrowed money of any other Person that is secured by any Lien with respect to any Property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

            (e) any Guaranty of such Person with respect to liabilities of a type described in any of paragraphs (a) through (d) hereof.

In no event shall "Debt" include Consignment Arrangements, Future Payables Transactions or accounts payable arising in the ordinary course of business of the Borrower and the Restricted Subsidiaries.

Debt of any Person shall include all obligations of such Person of the character described in paragraphs (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

      "Debt Prepayment Application" means, with respect to any Transfer, the application by the Borrower or the Restricted Subsidiaries of cash in an amount equal to all or any portion of the Net Proceeds Amount with respect to such Transfer to pay Senior Debt or obligations under any Future Payables Transaction (other than Senior Debt owing to the Borrower, any of the Restricted Subsidiaries or any Affiliate and Debt in respect of any revolving credit or similar credit facility (including this Agreement) providing the Borrower or any of the Restricted


                                      13-

Subsidiaries with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Debt the availability of credit under such credit facility (including this Agreement) is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Debt).

      "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

      "Disbursement" means any payment made under a Letter of Credit by the Issuer thereof to the beneficiary (or its assignee or transferee) of such Letter of Credit.

      "Disbursement Date" is defined in Section 2.6.1.

      "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Administrative Agent and the Required Lenders.

      "Disposition Value" means, at any time, with respect to any Property:

            (a) in the case of Property that does not constitute Subsidiary Stock, the net book value thereof, valued at the time of such disposition in good faith by the Borrower, and

            (b) in the case of Property that constitutes Subsidiary Stock, an amount equal to that percentage of the net book value of the net assets of the Restricted Subsidiary that issued such stock as is equal to the percentage that the net book value of such Subsidiary Stock represents of the net book value of all of the outstanding capital stock of such Restricted Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Borrower.

      "Dollar" and the symbol "$" mean lawful money of the United States.

      "Domestic Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other party hereto.

      "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.8.


                                      14-

      "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

      "Event of Default" is defined in Section 8.1.

      "Existing Agreements" means each of the Revolving Credit Agreement and the Short Term Revolving Credit Agreement, each dated as of September 28, 1994 (as each may be amended or otherwise modified from time to time prior to the Effective Date), each among the Borrower, certain financial institutions parties thereto, The Bank of Nova Scotia, The Bank of New York and The Chase Manhattan Bank as the co-agents and The Bank of Nova Scotia, as administrative agent.

      "Existing Letters of Credit" means each of the letters of credit identified in Item 1 of the Disclosure Schedule.

      "Extension Request" means an extension request duly executed by an Authorized Officer, substantially in the form of Exhibit G hereto.

      "Fair Market Value" means, at any time and with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell). For purposes of determining the Fair Market Value of any Precious Metals as of any date of determination, the Borrower may base such value on the average of the prices of such metal, as published by the Borrower (or, if not so published, by the London P.M. Fix) on each day during the three month period ending on such date of determination.

      "Federal Funds Rate" means, for any day, a fluctuating interest rate per annum equal for such day to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day in the City of New York, for the next preceding Business Day) by the Federal Reserve Bank of New York; provided, however, that if such rate is not so published for any day which is a Business Day in the City of New York, the rate for such day shall be the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

      "Fee Letter" means the confidential letter agreement, dated as of August 26, 1997, by and between the Borrower and Scotiabank and as further amended, restated, supplemented, amended and restated or otherwise modified from time to time.


                                      15-

      "Fiscal Quarter" means any quarter of a Fiscal Year.

      "Fiscal Quarter Net Worth Increase Amount" means, for any Fiscal Quarter of the Borrower ended after December 31, 1996, the greater of (a) 50% of Consolidated Net Income for such Fiscal Quarter and (b) $0.

      "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g. the "1996 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

      "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

      "Future Payables Transaction" means, as of any date, a financing arrangement of the Borrower or any Restricted Subsidiary involving the sale of Precious Metals actually owned by the Borrower as of such date and the contemporaneous purchase, on a future payment and delivery basis, by the Borrower or such Restricted Subsidiary of a substantially equivalent quantity of Precious Metals of the same type.

      "GAAP" is defined in Section 1.4.

      "Governmental Authority" means:

      (a) the government of:

            (i) the United States of America or any state or other political subdivision thereof, or

            (ii) any jurisdiction in which the Borrower or any Subsidiary conducts all or any part of its business, or that asserts jurisdiction over any Properties of the Borrower or any Subsidiary, or

      (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

      "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt of any other Person in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by such Person:

            (a) to purchase such Debt or any Property constituting security therefor;


                                      16-

            (b) to advance or supply funds (i) for the purchase or payment of such Debt, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt;

            (c) to lease Properties or to purchase Properties or services primarily for the purpose of assuring the owner of such Debt of the ability of any other Person to make payment of the Debt; or

            (d) otherwise to assure the owner of such Debt against loss in respect thereof.

In any computation of the Debt of the obligor under any Guaranty, the Debt that is the subject of such Guaranty shall be assumed to be direct obligations of such obligor. The amount of any Person's obligation under any Guaranty shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the Debt guaranteed thereby.

      "Hazardous Material" means

            (a)  any "hazardous substance", as defined by CERCLA;

            (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act;

            (c) any crude oil or petroleum or any fraction thereof;

            (d) asbestos, radioactive materials or polychlorinated biphenyls in any form or condition; or

            (e) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

      "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

      "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Borrower, any qualification or exception to such opinion or certification:


                                      17-

            (a)  which is of a "going concern" or similar nature;

            (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

            (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under Section 7.2.4.

      "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that there shall be no inference or implication of limiting a general statement, which, for purposes of clarification only, is followed by or referable to an enumeration of specific matters or to matters specifically mentioned.

      "Indemnified Liabilities" is defined in Section 10.4.

      "Indemnified Parties" is defined in Section 10.4.

      "Interest Coverage Ratio" means, as of the end of any Fiscal Quarter, the ratio, computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters, of:

            (a)  Consolidated Adjusted Cash Flow

      to

            (b)  Consolidated Interest Expense.

      "Interest Period" means:

            (a) relative to any LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3 or 2.3.1 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three, six, nine (or, if available to all Lenders, 12) months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Borrower may select in its relevant notice pursuant to Section 2.3 or 2.3.1; provided, however, that

                  (i) Interest Periods commencing on the same date for Revolving
            Loans comprising part of the same Borrowing shall be of the same duration,


                                      18-

                  (ii) if such Interest Period would otherwise end on a day
            which is not a Business Day, such Interest Period shall end on the next following Business Day; provided, however, that if such next following Business Day is the first Business Day of a calendar month, such Interest Period shall end on the next preceding Business Day, and

                  (iii) no Interest Period may end later than the Stated
            Maturity Date; and

            (b) relative to each Competitive Bid Loan made at a LIBOR Auction, the period commencing on the date of such Borrowing and ending one, two, three, six, nine (or, if available to the relevant Lenders, 12) months thereafter, as the Borrower may elect in accordance with Section 2.4; provided that:

                  (i) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day; provided, however, that if such next following Business Day is the first Business Day of a calendar month, such Interest Period shall end on the next preceding Business Day, and

                  (ii) no Interest Period may end later than the Stated Maturity
            Date.

      No more than ten Interest Periods shall be in effect at any one time.

      "Investment" means any investment in any Person, whether by means of share purchase, capital, equity or similar contribution, loan, advance or otherwise (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business, time deposits and Cash Equivalent Investments). The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property, as reasonably determined in good faith by the Borrower at the time of such transfer or exchange.

      "Invitation for Bid Loan Quotes" means an Invitation for Bid Loan Quotes delivered by the Administrative Agent to the Lenders pursuant to clause (b) of
Section 2.4, in substantially the form of Exhibit C-1 hereto.

      "Issuance Date" is defined in Section 2.6.

      "Issuance Request" means an issuance request duly completed and executed by an Authorized Officer, substantially in the form of Exhibit B-3 hereto.


                                      19-

      "Issuer" means, (i) Scotiabank in its individual capacity hereunder (and not in its capacity as the Administrative Agent), (ii) at the request of Scotiabank and with the Borrower's consent, another Lender issuing one or more Letters of Credit hereunder, or (iii) at such time that the long-term unsecured debt of Scotiabank is not rated at least AA3 or AA- or its equivalent by Moody's Investors Service or Standard & Poor's Corporation, respectively, at the Borrower's request and with a Lender's consent, such Lender issuing one or more Letters of Credit hereunder.

      "Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit D attached hereto.

      "Lenders" is defined in the preamble.

      "Letter of Credit" means the Existing Letters of Credit and each other letter of credit issued hereunder by the Issuer for the account of the Borrower, in form customarily used by the Issuer and in a Stated Amount requested by the Borrower.

      "Letter of Credit Commitment" means the Issuer's obligation to issue Letters of Credit for the account of the Borrower pursuant to Section 2.6 and, with respect to each of the other Lenders, the obligation of each such Lender to participate in such Letter of Credit pursuant to Section 2.6.7.

      "Letter of Credit Commitment Amount" means, on any date, a maximum amount of $30,000,000, as such amount may be reduced from time to time pursuant to
Section 2.2.

      "Letter of Credit Commitment Termination Date" means the earliest of

            (a)  the Stated Maturity Date;

            (b) the date on which the Letter of Credit Commitment Amount or the Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and

            (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Letter of Credit Commitment shall terminate automatically and without any further action.

      "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of

            (a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit


                                      20-
      plus

            (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

      "Leverage Ratio" means, at any time, the ratio of

            (a)  Consolidated Adjusted Debt at such time

      to

            (b) Consolidated Adjusted Cash Flow for the most recently completed period of four consecutive Fiscal Quarters.

      "LIBO Rate" is defined in Section 3.2.1.

      "LIBO Rate Bid Margin" means, in respect of Competitive Bid Loans based on a LIBOR Auction, the margin above or below the applicable LIBO Rate offered for each such Competitive Bid Loan, expressed as a percentage (rounded to the nearest 1/10,000th of 1%) to be added to such rate.

      "LIBO Rate Loan" means a Revolving Loan bearing interest, at all times during an Interest Period applicable to such Revolving Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

      "LIBO Rate (Reserve Adjusted)" is defined in Section 3.2.1.

      "LIBOR Auction" means a solicitation of Competitive Bid Loan quotes pursuant to Section 2.4 hereof based on the LIBO Rate.

      "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans or Competitive Bid Loans based on a LIBOR Auction.

      "LIBOR Reserve Percentage" is defined in Section 3.2.1.

      "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.


                                      21-

      "Loan Commitment Amount" means, on any day, $200,000,000, as such amount may be reduced from time to time pursuant to Section 2.2, and as such amount may be increased pursuant to Section 2.8.

      "Loan Commitment Termination Date" means the earliest of

            (a)  the Stated Maturity Date;

            (b) the date on which the Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and

            (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Revolving Loan Commitment, the Swing Line Loan Commitment and the Letter of Credit Commitment shall terminate automatically and without further action.

      "Loan Document" means this Agreement, the Notes, each Letter of Credit, the Fee Letter and each other agreement, document or instrument delivered pursuant hereto or thereto, whether or not mentioned herein or therein.

      "Loans" means, as the context may require, either a Competitive Bid Loan, a Swing Line Loan or a Revolving Loan.

      "Material Adverse Effect" means a material adverse effect on (i) the business, operations, affairs, financial condition or Properties of the Borrower and its Subsidiaries taken as a whole, or (ii) the ability of the Borrower to perform its obligations under this Agreement or any other Loan Document, or
(iii) the validity or enforceability of this Agreement or any other Loan
Document.

      "Net Proceeds Amount" means, with respect to any Transfer by any Person, an amount equal to:

            (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

            (b) all reasonable out-of-pocket costs, fees, commissions and other expenses incurred by such Person in connection with such Transfer and income taxes paid or reasonably estimated to be payable in connection therewith, minus


                                      22-

            (c) all obligations required to be paid by the Borrower or a Restricted Subsidiary as a result of such Transfer.

      "Non-Cash Income," for any period and without duplication, means:

                  (i) the income (or loss) of any Person in which the Borrower or any Restricted Subsidiary has an ownership interest (other than the Borrower's or a Restricted Subsidiary's ownership interest in a Restricted Subsidiary), except to the extent that any such income has been actually received by the Borrower or such Restricted Subsidiary in the form of cash dividends or similar cash distributions,

                  (ii) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period,

                  (iii) any gains resulting from any write-up of any assets (but not any loss resulting from any write-down of any assets),

                  (iv) any gain arising from the acquisition of any Debt which is a Security, or the extinguishment, under GAAP, of any Debt, of the Borrower or any Restricted Subsidiary,

                  (v) any net income, net loss or gain or loss during such
            period from (x) any change in accounting principles in accordance with GAAP or (y) any prior period adjustments resulting from any change in accounting principles in accordance with GAAP, and

                  (vi) any deferred credit representing the excess of equity in any Restricted Subsidiary at the date of acquisition over the cost of investment in such Restricted Subsidiary.

It is understood that Non-Cash Income may be negative.

      "Non-Consenting Lender" is defined in clause (d) of Section 2.7.2.

      "Non-Recourse Joint Venture" means a joint venture (i) to which a Non-Recourse Subsidiary is a party and (ii) whose Debt is non-recourse to the Borrower or any of its Restricted Subsidiaries which is not a Non-Recourse Subsidiary party thereto or any of their respective assets (other than equity interests in such joint venture).

      "Non-Recourse Subsidiary" means a direct or indirect Subsidiary of the Borrower (i) which was formed solely for the purpose of entering into a Non-Recourse Joint Venture and (ii)


                                      23-
whose Debt is non-recourse to the Borrower or any Restricted Subsidiary of the Borrower or any of their respective assets (other than equity interests in such joint venture).

      "Note" means, as the context may require, a Competitive Bid Loan Note, a Swing Line Note or a Revolving Loan Note.

      "Note Purchase Agreement" means several Note Purchase Agreements, each dated as of April 17, 1997, among the Borrower and the respective Purchasers named therein, with respect to the Borrower's $125,000,000 7.31% Senior Notes Due April 30, 2004.

      "Obligations" means all obligations (monetary or otherwise) of the Borrower arising under or in connection with this Agreement, the Notes, the Letters of Credit and each other Loan Document.

      "Organic Document" means, relative to the Borrower, its certificate of incorporation and its by-laws.

      "Owned Precious Metal Inventory" means all Precious Metals acquired by the Borrower or a Restricted Subsidiary in a Future Payables Transaction and all Precious Metals owned by the Borrower or any Restricted Subsidiary up to an aggregate amount of ounces for each type of Precious Metal as set forth below:

            Gold - 116,076 ounces
            Silver - 14,749,005 ounces
            Platinum - 943 ounces
            Palladium - 80,755 ounces

      "Participant" is defined in Section 10.11.2.

      "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

      "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

      "Percentage" means, relative to any Lender, the percentage set forth opposite its signature hereto or set forth in the Lender Assignment Agreement, as such percentage may be adjusted


                                      24-
from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11.1.

      "Person" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

      "Plan" means any Pension Plan or Welfare Plan.

      "Precious Metals" means any precious metals, including, without limitation, gold, silver, palladium and platinum.

      "Priority Debt" means, without duplication, at any time, the sum of:

            (a) all Debt of the Borrower and the Restricted Subsidiaries secured by any Lien with respect to any Property owned by the Borrower or any of the Restricted Subsidiaries permitted by clause (a) (xi) of Section 7.2.3 (other than Debt owing to the Borrower or a Restricted Subsidiary), plus

            (b) all Adjusted Debt of the Restricted Subsidiaries (other than Debt in respect of Capitalized Lease Liabilities, pollution control bonds or industrial revenue bonds) outstanding at such time (other than Debt owing to the Borrower or another Restricted Subsidiary), plus

            (c) all Attributable Debt of the Borrower and the Restricted Subsidiaries (other than Attributable Debt owing to the Borrower or a Restricted Subsidiary).

      "Property or Properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

      "Property Reinvestment Application" means, with respect to any Transfer of Property, the application of, or the entering into of an agreement to apply, an amount equal to all or any portion of the Net Proceeds Amount with respect to such Transfer to the acquisition or construction by the Borrower or any Restricted Subsidiary of assets of the Borrower or any Restricted Subsidiary to be used in the business of such Person, to the acquisition of a business or of all or substantially all of the assets of another Person, or to the acquisition of equity interests in a Person that becomes a Restricted Subsidiary as a result thereof; provided, however, that in order for any such agreement to apply, immediately after such agreement shall be entered into, the Unapplied Portions of the Net Proceeds Amounts for all Asset Dispositions shall not exceed 30% of the Borrower's consolidated assets. Any Transfer which is, in whole or in part, a barter Transfer of Property for the assets, business or equity interests referred to above shall be automatically deemed to be a Property Reinvestment Application to the extent of the assets, business or equity interests received.


                                      25-

      "Quarterly Payment Date" means the last day of each March, June, September and December or, if any such day is not a Business Day, the next succeeding Business Day.

      "Reimbursement Obligation" is defined in Section 2.6.3.

      "Reinvestment Notice" is defined in Section 7.2.11.

      "Release" means a "release", as such term is defined in CERCLA.

      "Replacement Notice" is defined in Section 4.11.

      "Required Lenders" means, at any time,

            (a) with respect to any provision of this Agreement (including the termination of Commitments pursuant to Section 8.3) other than the declaration of the acceleration of the Stated Maturity Date and of the maturity of all or any portion of the outstanding principal amount of the Credit Extensions (after giving effect to Section 2.6.7) and, without duplication, Letter of Credit Outstandings and other Obligations to be due and payable pursuant to Section 8.3, Lenders whose Percentages exceed 50%; or

            (b) with respect to the declaration of the acceleration of the maturity of all or any portion of the outstanding principal amount of the Credit Extensions and, without duplication, Letter of Credit Outstandings and other Obligations to be due and payable pursuant to Section 8.3, Lenders holding in excess of 50% of the aggregate principal amount of the Credit Extensions (after giving effect to Section 2.6.7) then outstanding.

      "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 690, et seq., as in effect from time to time.

      "Responsible Officer" means any Senior Financial Officer and any other officer of the Borrower with responsibility for the administration of the relevant portion of this Agreement.

      "Restricted Payments" is defined in Section 7.2.6.

      "Restricted Subsidiary" means, on the date of the initial Credit Extension, each Subsidiary set forth in Item 6.8 of the Disclosure Schedule and, at any time after the Effective Date, each Subsidiary then designated (or deemed designated) a Restricted Subsidiary pursuant to Section 7.2.13.


                                      26-

      "Revolving Loan" is defined in Section 2.1.1.

      "Revolving Loan Borrowing" means Revolving Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period, made by all Lenders on the same Business Day pursuant to the same Revolving Loan Borrowing Request in accordance with Section 2.1.

      "Revolving Loan Borrowing Request" means a certificate requesting Revolving Loans duly executed by an Authorized Officer, substantially in the form of Exhibit B-1 attached hereto.

      "Revolving Loan Commitment" is defined in Section 2.1.1.

      "Revolving Loan Note" means any promissory note of the Borrower in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate indebtedness of the Borrower to such Lender resulting from Revolving Loans outstanding from such Lender, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

      "Sale-and-Leaseback Transaction" means any transaction or series of transactions commencing on or after the Effective Date pursuant to which the Borrower or any Restricted Subsidiary shall, more than 180 days after the later of the acquisition or occupancy of any Property, sell or transfer to any Person (other than the Borrower or a Restricted Subsidiary) such Property (other than any Precious Metals), whether now owned or hereafter acquired with an intent of leasing it back, and, as part of the same transaction or series of transactions, the Borrower or any Restricted Subsidiary shall rent or lease as lessee (other than pursuant to a capital lease), or similarly acquire the right to possession or use of, such Property or one or more other Properties which it intends to use for the same purpose or purposes as such Property for a period of 36 months or longer.

      "Scotiabank" is defined in the preamble.

      "Security" means "security" as defined in the Securities Act of 1933, as amended from time to time.

      "Senior Debt" means (a) any Debt of the Borrower (other than any Debt that is in any manner subordinated in right of payment or security in any respect to the Debt evidenced by the Notes) and (b) any Debt of a Restricted Subsidiary.

      "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

      "Singapore Joint Venture Asset Disposition" means the Transfer, or series of related Transfers, of all or substantially all of the Borrower's equity interest in Handy & Harman Manufacturing (Singapore) Pte. Ltd., or all or substantially all of the assets thereof, but only in


                                      27-
respect of the Borrower's direct or indirect portion of the Net Proceeds Amount attributable thereto that does not exceed Seven Million Five Hundred Thousand Dollars ($7,500,000) and the entire amount of such portion of such Net Proceeds Amount is applied to a Property Reinvestment Application (whether or not within 180 days before or after such Transfer).

      "Stated Amount" of each Letter of Credit means the amount available to be drawn thereunder upon the issuance thereof or, if higher, the maximum amount that may be drawn under such Letter of Credit prior to the Stated Expiration Date therefor.

      "Stated Expiration Date" means the date on which any Letter of Credit is stated, by its terms, to expire, which date shall in no event be later than the earlier of one year from the date of its issuance and the Letter of Credit Commitment Termination Date.

      "Stated Maturity Date" means September 30, 2002, as such date may be extended pursuant to Section 2.7.

      "Subject Lender" is defined in Section 4.11.

      "Subsidiary" means, with respect to any Person, any corporation, partnership, joint venture or other business entity of which more than 50% of the outstanding capital stock or other ownership interest having ordinary voting power to elect a majority of the board of directors (or an equivalent entity) of such corporation, partnership, joint venture or other business entity (irrespective of whether at the time capital stock or other ownership interest of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

      "Subsidiary Stock" means, with respect to any Person, the Capital Stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Subsidiary of such Person.

      "Swing Line Lender" means Scotiabank in its individual capacity hereunder (and not in its capacity as Administrative Agent). At the request of Scotiabank another Lender consented to by the Borrower (such consent not to be unreasonably withheld) may become a successor Swing Line Lender.

      "Swing Line Loan" is defined in Section 2.1.1(b).

      "Swing Line Loan Borrowing" means Swing Line Loans (which shall be Base Rate Loans) made by the Swing Line Lender on the same Business Day pursuant to the same Revolving Loan Borrowing Request in accordance with Section 2.1.

      "Swing Line Loan Commitment" is defined in Section 2.1.1(b).


                                      28-

      "Swing Line Loan Commitment Amount" means, on any date, $10,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

    "Swing Line Note" means a promissory note of the Borrower payable to Scotiabank, in the form of Exhibit A-3 hereto (as such promissory note many be amended, endorsed or otherwise modified from time to time), evidencing the aggregate indebtedness of the Borrower to Scotiabank resulting from outstanding Swing Line Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

      "Taxes" is defined in Section 4.6.

      "Transfer" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers, or leases (as lessor) pursuant to a capital lease, ownership of any of its Property (including, without limitation, Subsidiary Stock and Property sold in a Sale-and-Leaseback Transaction) and includes any consolidation or merger of a Restricted Subsidiary with any other Person if the Person surviving such consolidation or merger is not a Restricted Subsidiary and any redesignation of a Restricted Subsidiary as an Unrestricted Subsidiary pursuant to Section 7.2.13.

      "Type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

      "Unapplied Portion of the Net Proceeds Amount," with respect to any Asset Disposition as to which the Borrower has given a Reinvestment Notice, means, at any time, the Disposition Value of the Property subject to such Asset Disposition multiplied by a fraction of which the numerator is the portion of the Net Proceeds Amount subject to such Reinvestment Notice which has not been applied to a Property Reinvestment Application or a Debt Prepayment Application at such time and the denominator of which is the entire amount of the portion of the Net Proceeds Amount subject to such Reinvestment Notice.

      "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

      "Unrestricted Subsidiary" means a Subsidiary of the Borrower that is not a Restricted Subsidiary.

      "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

      SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in any Loan Document, Borrowing Request, Issuance Request, Continuation/Conversion Notice, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.


                                      29-

      SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

      SECTION 1.4. Accounting and Financial Determinations; No Duplication; Consolidation. Unless otherwise specified, (i) all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the audited annual financial statements referred to in Section 6.5, and (ii) all accounting determinations and computations hereunder or under any other Loan Documents (including under Section 7.2.4) shall be made without duplication and on a consolidated basis for the Borrower and its Restricted Subsidiaries.


                                   ARTICLE II

                       COMMITMENTS, BORROWING, BIDDING AND
                ISSUANCE PROCEDURES, NOTES AND LETTERS OF CREDIT

      SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement (including Article V),

            (a) each Lender severally agrees to make Revolving Loans pursuant to the Revolving Loan Commitment described in Section 2.1.1;

            (b) the Swing Line Lender agrees to make Swing Line Loans pursuant to the Swing Line Loan Commitment described in Section 2.1.1; and

            (c) the Issuer agrees that it will issue Letters of Credit pursuant to Section 2.1.3, and each other Lender severally agrees that it will purchase participation interests in such Letters of Credit pursuant to
      Section 2.6.7.

      SECTION 2.1.1. Revolving Loan Commitment and Swing Line Loan Commitment.
(a) From time to time on any Business Day occurring prior to the Loan Commitment Termination Date, each Lender will make loans (relative to such Lender, and of any type, its "Revolving Loans") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Revolving Loan Borrowing requested by the Borrower to be made on such day. The commitment of each Lender described in this Section 2.1.1 is herein referred to as its "Revolving Loan Commitment". On the terms and subject to the conditions hereof, the Borrower may from


                                      30-
time to time prior to the Loan Commitment Termination Date borrow, prepay and reborrow Revolving Loans.

      (b) From time to time on any Business Day occurring prior to the Loan Commitment Termination Date, the Swing Line Lender will make loans (its "Swing Line Loan") to the Borrower equal to the principal amount of the Swing Line Loan requested by the Borrower to be made on such day. The commitment of the Swing Line Lender described in this Section 2.1.1(b) is herein referred to as its "Swing Line Loan Commitment". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Swing Line Loans.

      SECTION 2.1.2. Lenders Not Permitted or Required to Make Revolving Loans or Swing Line Loans. No Lender shall be permitted or required to make any Revolving Loan or Swing Line Loan if, after giving effect thereto and to any repayment of Credit Extensions to be made with the proceeds thereof, the aggregate unpaid principal amount of :

            (a) all Loans outstanding to all Lenders, together with the aggregate amount of all Letter of Credit Outstandings, would exceed the Loan Commitment Amount; or

            (b) all Swing Line Loans would exceed the Swing Line Loan Commitment Amount.

      SECTION 2.1.3. Letter of Credit Commitment. From time to time on any Business Day occurring prior to the Letter of Credit Commitment Termination Date, the Issuer:

            (a)  will issue one or more Letters of Credit; and

            (b) may, upon request of the Borrower, extend the Stated Expiration Date of an existing Letter of Credit previously issued hereunder to a date not later than the earlier of (x) the Letter of Credit Commitment Termination Date and (y) one year from the date of such extension.

      SECTION 2.1.4. Issuer Not Permitted or Required to Issue Letters of Credit. The Issuer shall not be permitted or required to issue any Letter of Credit if, after giving effect thereto,

            (a) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount; or

            (b) the sum of all Letter of Credit Outstandings plus the aggregate unpaid principal amount of all Loans then outstanding would exceed the Loan Commitment Amount.


                                      31-

      SECTION 2.2. Reduction of Commitment Amounts. The Borrower may, from time to time on any Business Day occurring after the time of the initial Borrowing hereunder, voluntarily reduce the amount of the Loan Commitment Amount, the Swing Line Loan Commitment Amount or the Letter of Credit Commitment Amount; provided, however, that (i) all such reductions shall require at least three Business Days' prior written irrevocable notice to the Administrative Agent and be permanent, (ii) any partial reduction of (A) the Loan Commitment Amount shall be in a minimum amount of $10,000,000 and in an integral multiple of $1,000,000 and (B) the Letter of Credit Commitment Amount or the Swing Line Loan Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $250,000, (iii) except as provided below, the Loan Commitment Amount may not be so reduced to an amount less than the sum of the then existing Letter of Credit Commitment Amount and Swing Line Loan Commitment Amount and (iv) except as provided below, the Borrower may not reduce the Letter of Credit Commitment Amount to an amount less than the then Letter of Credit Outstandings; and provided, further, that the Borrower may terminate the Commitments in whole if, at the time of and as a condition of such termination, (x) the Borrower shall have repaid in full the aggregate outstanding principal amount of all Revolving Loans, Swing Line Loans and Reimbursement Obligations, together with all accrued interest and fees thereon to the date of termination, and (y) all unexpired Letters of Credit shall have been returned to the Issuer for cancellation or cash-collateralized pursuant to arrangements and documentation reasonably satisfactory to the Issuer.

      SECTION 2.3. Revolving Loan and Swing Line Loan Borrowing Procedure and Funding Maintenance. Revolving Loans shall be made by the Lenders in accordance with Section 2.3.1, and Swing Line Loans shall be made by the Swing Line Lender in accordance with Section 2.3.2.

      SECTION 2.3.1. Revolving Loans. By delivering a Revolving Loan Borrowing Request to the Administrative Agent, on a Business Day the Borrower may from time to time irrevocably request, (x) on not less than three nor more than five Business Days' notice (but before 10:00 a.m. (New York City time) on the applicable Business Day), in the case of LIBO Rate Loans, and (y) on not more than five Business Days' notice (but before 10:30 a.m. (New York City time) on the date such Borrowing is to occur), in the case of Base Rate Loans, that a Revolving Loan Borrowing be made by all the Lenders in a minimum amount of $10,000,000 and an integral multiple of $1,000,000, or, if less, in the unused amount of the Revolving Loan Commitment. The Administrative Agent shall promptly notify each Lender of the receipt of a Revolving Loan Borrowing Request. On the terms and subject to the conditions of this Agreement, each Revolving Loan Borrowing shall be comprised of the type of Revolving Loans, and shall be made on the Business Day, specified in such Revolving Loan Borrowing Request. On or before 11:00 a.m. (New York City time) (in the case of LIBO Rate Loans), and 12:00 (noon) (New York City time), in the case of a Base Rate Loan, on the Business Day that such Revolving Loan Borrowing is to be made, each Lender shall deposit with the Administrative Agent immediately available funds in an amount equal to such Lender's Percentage of the requested Revolving Loan Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available


                                      32-
to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Revolving Loan Borrowing Request. No Lender's obligation to make any Revolving Loan shall be affected by any other Lender's failure to make any Revolving Loan.

      SECTION 2.3.2. Swing Line Loans. (a) By written or telephonic notice to the Swing Line Lender on or before 11:00 a.m. (New York City time), on a Business Day the Borrower may from time to time request that Swing Line Loans be made by the Swing Line Lender on such Business Day (or the next succeeding Business Day) in an aggregate minimum principal amount of $1,000,000 and an integral multiple of $250,000. All telephonic notices shall be confirmed on the same Business Day by the delivery to the Administrative Agent of an appropriately completed Revolving Loan Borrowing Request. All Swing Line Loans shall be made as Base Rate Loans. Provided that notice is received by the Swing Line Lender in accordance with the first sentence of this Section 2.3.2, the proceeds of each Swing Line Loan shall be made available by the Swing Line Lender to the Borrower by 2:00 p.m. on the requested Borrowing Date by wire transfer of such proceeds to such transferees, or to such accounts of the Borrower, as the Borrower shall have specified in its notice therefor.

      (b) If (i) any Swing Line Loan is or will be outstanding on a date when the Borrower requests that a Revolving Loan be made; or (ii) any Default shall occur and be continuing, each Lender (other than the Swing Line Lender) irrevocably agrees that it will, at the request of Scotiabank, make a Revolving Loan (which shall initially be funded as a Base Rate Loan) in an amount equal to such Lender's Percentage of the aggregate principal amount of all such Swing Line Loans.

      (c) If the outstanding principal amount of any Swing Line Loan is not repaid when due pursuant to the terms of this Agreement, each Lender (other than the Swing Line Lender) irrevocably agrees that it will, upon receipt of a notice from the Swing Line Lender, promptly (and in any event within one Business Day) transfer to the Swing Line Lender, in immediately available funds, an amount equal to such Lender's Percentage of the then aggregate outstanding amount of all Swing Line Loans, and thereafter such Loans shall constitute a Revolving Loan made by such Lender hereunder.

      SECTION 2.3.3. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 10:00 a.m. (New York City time), on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three nor more than five Business Days' notice that all, or any portion in an aggregate minimum amount of $10,000,000 and an integral multiple of $1,000,000, of any Revolving Loans be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, on the last day of an Interest Period with respect thereto be converted into a Base Rate Loan or continued as a LIBO Rate Loan (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that


                                      33-

(i), except as provided in Section 4.1, each such conversion or continuation shall be pro rated among the applicable outstanding Revolving Loans of all Lenders, and (ii) at the Administrative Agent's election by notice to the Borrower, no portion of the outstanding principal amount of any Revolving Loan may be continued as, or be converted into, a LIBO Rate Loan when any Default has occurred and is continuing.

      SECTION 2.3.4. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder, or to make a Competitive Bid Loan based on a LIBOR Auction, by causing one of its foreign branches or affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan or Competitive Bid Loan, as the case may be; provided, however, that such LIBO Rate Loan or Competitive Bid Loan, as the case may be, shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan or Competitive Bid Loan, as the case may be, shall nevertheless be to such Lender for the account of such foreign branch, affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans and Competitive Bid Loans based on a LIBOR Auction by purchasing Dollar deposits in its LIBOR Office's interbank Eurodollar market.

      SECTION 2.4. Competitive Bid Loans. Subject to the terms and conditions of this Agreement (including Article V), each Lender severally agrees that the Borrower may request that Competitive Bid Loan Borrowings under this Section 2.4 be made from time to time on any Business Day prior to the date occurring 15 Business Days prior to the Loan Commitment Termination Date in the manner set forth below; provided, however, that following the making of each Competitive Bid Loan Borrowing, the aggregate amount of all Loans and Letter of Credit Outstandings then outstanding shall not exceed the Loan Commitment Amount and the Borrower hereby agrees to make a mandatory prepayment of Loans on the date of each Competitive Bid Loan Borrowing with the proceeds of Competitive Bid Loans to the extent necessary (i) to reduce the outstanding principal amount of all Loans and Letter of Credit Outstandings (after giving effect to such Competitive Bid Loan Borrowing) to an amount not in excess of the Loan Commitment Amount, and (ii) to prepay all Swing Line Loans.

            (a) Competitive Bid Loan Borrowing Request. The Borrower may request Competitive Bid Loan Borrowings under this Section 2.4 by delivering to the Administrative Agent, not later than 10:00 a.m. (New York City time) at least (x) five Business Days prior to the date of the proposed Competitive Bid Loan Borrowing (in the case of LIBOR Auctions) or (y) one Business Day prior to the date of the proposed Competitive Bid Loan Borrowing (in the case of an Absolute Rate Auction), a revocable Competitive Bid Loan Borrowing Request (which shall constitute an invitation to the Lenders to extend Competitive Bid Loan quotes to the Borrower, and which may contain requests for up to three different Competitive Bid Loan Borrowings), specifying


                                      34-

                  (i) the proposed date (which shall be a Business Day) and
            aggregate principal amount or amounts of each Competitive Bid Loan to be made as part of such proposed Competitive Bid Loan Borrowing (each of which such Competitive Bid Loan shall be in a minimum principal amount of $10,000,000 and in an integral multiple of $1,000,000) (and, subject to the proviso contained in the first sentence of this Section 2.4, which principal amount may exceed the Loan Commitment Amount then available to be borrowed),

                  (ii) whether the Competitive Bid Loan quotes requested are to set forth a LIBO Rate Bid Margin or an Absolute Rate (or a combination thereof),

                  (iii) the proposed maturity date or dates (each a "Competitive
            Bid Loan Maturity Date") for repayment of each Competitive Bid Loan to be made as part of such Competitive Bid Loan Borrowing (which maturity date or dates may not (A) with respect to Absolute Rate Loans, be (i) earlier than 7 days; or (ii) later than 180 days; and
            (B) with respect to Competitive Bid Loans based on a LIBOR Auction, be later than the date occurring six months after the date of such Competitive Bid Loan Borrowing and (C) with respect to any Competitive Bid Loan, occur later than the Loan Commitment Termination Date), and

                  (iv) in the case of Competitive Bid Loans based on the LIBOR
            Auction, the proposed duration of the Interest Period applicable thereto.

            (b) Invitation for Bid Loan Quotes. Promptly upon receipt of a Competitive Bid Loan Borrowing Request but in no event later than 2:30 p.m. (New York City time) on the date of such receipt, the Administrative Agent shall send to the Lenders by facsimile an Invitation for Bid Loan Quotes substantially in the form of Exhibit C-1 attached hereto containing the information contained in the applicable Competitive Bid Loan Request and which shall constitute an invitation by the Borrower to each Lender to submit Competitive Bid Loan quotes in response thereto.

            (c)  Submission and Contents of Bid Loan Quotes.

                  (i) If any Lender, in its sole discretion, elects to offer to make a Competitive Bid Loan to the Borrower as part of such proposed Competitive Bid Loan Borrowing at a rate of interest specified by such Lender in its sole discretion, it shall deliver to the Administrative Agent not later than (x) 11:00 a.m. (New York City time) on the fourth Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 a.m. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, a Competitive Bid Loan Offer, which must comply with the requirements of this clause, in the form of Exhibit C-2 hereto; provided, that Competitive Bid Loan quotes submitted by the Administrative Agent (or any


                                      35-
            affiliate of the Administrative Agent) in the capacity of a Lender may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) 10:45 a.m. (New York City time) on the fourth Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:15 a.m. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction. Subject to Articles V and VIII, such Competitive Bid Loan Offer shall be irrevocable except with the written consent of the Administrative Agent, given on the instructions of the Borrower, and shall specify

                        (A) the proposed date of Borrowing, which shall be the
                  same as that set forth in the applicable Invitation for Bid Loan Quotes,

                        (B) the principal amount of the Competitive Bid Loan
                  which such Lender would be willing to make as part of such proposed Competitive Bid Loan Borrowing, which principal amount may be greater than, less than or equal to such Lender's Percentage of the Loan Commitment Amount, but which amount shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000,

                        (C) in the case of a LIBOR Auction, the LIBO Rate Bid
                  Margin, and in the case of an Absolute Rate Auction, the Absolute Rate therefor, and

                        (D) the identity of the quoting Lender.

                  (ii)  Any Competitive Bid Loan Offer that:

                        (A) is not substantially in the form of Exhibit C-2
                  hereto or does not specify all of the information required in clause (c) of this Section 2.4;

                        (B) contains qualifying, conditional or similar
                  language;

                        (C) contains proposed terms other than or in addition to
                  those set forth in the applicable Invitation for Bid Loan Quotes; or

                        (D) arrives after the time set forth in clause (c) of
                  this Section 2.4

      shall be disregarded by the Administrative Agent.

            (d) Notice to Borrower. The Administrative Agent shall (by telephone confirmed by telecopy), by 1:00 p.m. (New York City time) (on the fourth Business Day prior to the


                                      36-
      proposed date of Borrowing, in the case of a LIBOR Auction) and 10:00 a.m. (New York City time) (on the proposed date of Borrowing, in the case of an Absolute Rate Auction) notify the Borrower of the terms of any Competitive Bid Loan Offer submitted by a Lender that is in accordance with clause (c) of this Section 2.4. Any subsequent Competitive Bid Loan Offer of a Lender shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Loan Offer is submitted solely to correct a manifest error in such earlier Competitive Bid Loan Offer. The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Competitive Bid Loans for which offers have been received in respect of the related Invitation for Bid Loan Quotes, (B) the respective principal amounts and Competitive Bid Rates so offered, and (C) the identity of such quoting Lenders.

            (e) Competitive Bid Loan Acceptance. The Borrower shall, in turn, before (x) 4:00 p.m. (New York City time) on the fourth Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction, or (y) 12:00 (noon) (New York City time) on the date of such proposed Competitive Bid Loan Borrowing, in the case of an Absolute Rate Auction, either

                  (i) irrevocably cancel the Competitive Bid Loan Borrowing
            Request that requested such Competitive Bid Loan Borrowing by giving the Administrative Agent (which shall promptly notify each Lender) telephonic notice (promptly confirmed in writing) to that effect (and, for purposes of this Section 2.4, a failure on the part of the Borrower to timely notify the Administrative Agent under the terms of this clause shall be deemed to be non-acceptance of all offers so notified to it pursuant to clause (d) above), or

                  (ii) irrevocably accept one or more of the offers made by any
            Lender or Lenders pursuant to clause (d) above, in its sole discretion, by giving the Administrative Agent telephonic notice (and the Administrative Agent shall, promptly upon receiving such telephonic notice from the Borrower, notify each Lender whose Competitive Bid Loan Offer has been accepted) (promptly confirmed in writing by delivery to the Administrative Agent of a Competitive Bid Loan Borrowing Notice, copies of which shall thereafter be forwarded to each of the Lenders) of

                        (A) the amount of the Competitive Bid Loan Borrowing to
                  be made on such date,

            and

                        (B) the amount of the Competitive Bid Loan (which amount
                  shall not be greater than, but which may be less than, the amount offered by such Lender for such Competitive Bid Loan pursuant to clause (d) above)


                                      37-
                  to be made by such Lender as part of such Competitive Bid Loan Borrowing, and reject any remaining offers made by Lenders pursuant to clause (d) above by giving the Administrative Agent (which shall promptly give to the Lenders) notice to that effect;

            provided, however, that

                        (C) the aggregate amount of the Competitive Bid Loan
                  Offers accepted by the Borrower shall not exceed the principal amount specified in the applicable Competitive Bid Loan Borrowing Request,

                        (D) except as a result of the application of the last
                  sentence of this paragraph (e), no Lender shall, without its prior written consent (in its sole discretion), be required to make a Competitive Bid Loan in a principal amount of less than $5,000,000 and an integral multiple of $1,000,000;

                        (E) except as a result of the application of the last
                  sentence of this paragraph (e), no bid shall be accepted for a Competitive Bid Loan unless such Competitive Bid Loan is in a minimum principal amount of $5,000,000 (except as provided in clause (D) above) and an integral multiple of $1,000,000 and is part of a Competitive Bid Loan Borrowing in a minimum principal amount of $10,000,000,

                        (F) the Borrower may not accept any offer that is
                  described in clause (c)(ii) of this Section 2.4, or that otherwise fails to comply with the requirements of this Agreement.

                        (G) acceptance of offers may, subject to clause (H)
                  below, be made only in ascending order of the applicable Competitive Bid Rates, as the case may be, in each case beginning with the lowest rate so offered;

                        (H) the Borrower may not accept any offer where the
                  Administrative Agent has advised the Borrower that such offer fails to comply with clause (C) or otherwise fails to comply with the requirements of this Agreement.

If offers are made by two or more Lenders with the same applicable Competitive Bid Rates for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period or, as the case may be, maturity, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Borrower among such Lenders as nearly as possible in proportion to the aggregate principal amount of such offers. Determinations by the Borrower of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error.


                                      38-

            (f) Funding of Competitive Bid Loans. Not later than 11:00 a.m. (New York City time) (in the case of a Borrowing based on a LIBOR Auction) and 1:00 p.m. (New York City time) (in the case of a Borrowing based on an Absolute Rate Auction), in each case on the date specified for each Competitive Bid Loan hereunder, each Lender participating therein shall make available the amount of the Competitive Bid Loan to be made by it on such date to the Administrative Agent in immediately available funds, for the account of the Borrower, such deposit to be made to an account maintained by the Administrative Agent, as the Administrative Agent shall specify from time to time by notice to the Lenders or as otherwise agreed to in writing by the Administrative Agent and the Borrower. The amount so received by the Administrative Agent shall promptly be made available to the Borrower by depositing the same in immediately available funds in an account of the Borrower's notified to the Administrative Agent in writing.

      SECTION 2.5. Notes. Each Lender's Loans under its Commitments shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to

            (a) in the case of Revolving Loans, such Lender's Percentage of the original Loan Commitment Amount; and

            (b)  in the case of Swing Line Loans, $10,000,000; and

            (c) in the case of Competitive Bid Loans, $200,000,000.

The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period (in the case of Revolving Loan Notes) and the Competitive Bid Loan Maturity Dates and Interest Period (if applicable) (in the case of Competitive Bid Loan Notes) applicable to the Loans evidenced thereby. Such notations shall be prima facie evidence of the matters stated therein, absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.

      SECTION 2.6. Issuing the Letters of Credit. (a) Not later than 10:00 a.m. (New York City time) on the third Business Day prior to the date of a requested issuance of a Letter of Credit, and on not less than 30 nor more than 60 days' prior notice in the case of a request for an extension of the Stated Expiration Date of a Letter of Credit (in each case, an "Issuance Date"), the Borrower may, by delivery to the Issuer of an Issuance Request specifying (i) the Issuance Date, (ii) the Stated Amount of the Letter of Credit, (iii) the Stated Expiration Date thereof, (iv) the beneficiary of such Letter of Credit, and (v) the terms and conditions upon which the Letter of Credit may be drawn by the beneficiary of such Letter of Credit, request that the Issuer issue or extend the Stated Expiration Date of a Letter of Credit. Each Issuance Request shall be revocable until 10:00 a.m. (New York City time) on the proposed Issuance Date, at which time it


                                      39-
shall become irrevocable. On the Issuance Date and upon fulfillment of the applicable conditions set forth in Article V, the Issuer will issue, or extend the Stated Expiration Date of, such Letter of Credit in accordance with its terms. All Letters of Credit shall expire not later than the earlier to occur of one year from the Issuance Date and the Letter of Credit Commitment Termination Date.

      (b) The Existing Letters of Credit (i) to the extent still outstanding on the Effective Date, shall automatically and without further action of the parties hereto be deemed to be Letters of Credit issued pursuant to this Section
2.6 and shall be subject to the provisions hereof (including with respect to the payment of fees specified in Section 3.3.2, as if the Existing Letters of Credit had been issued on the Effective Date), (ii) the Stated Amount of such letters of credit shall be included in the calculation of Letter of Credit Outstandings, and (iii) all liabilities of the Borrower with respect to the Existing Letters of Credit shall constitute Obligations subject to all of the terms and conditions hereof.

      SECTION 2.6.1. Drawings under the Letters of Credit. In the event there occurs one or more drawings under any Letter of Credit, the Issuer shall, not later than 2:00 p.m. (New York City time) on the Business Day on which such drawing is required to be honored pursuant to such Letter of Credit (the "Disbursement Date"), make available to the beneficiary under such Letter of Credit, in same day funds, the amount drawn on the Issuer pursuant to such drawing.

      SECTION 2.6.2. Reimbursement on Demand. On (or promptly after) each Disbursement Date the Issuer shall notify the Borrower of a drawing under a Letter of Credit, and the Issuer will promptly thereafter furnish to the Borrower copies of (i) each draft drawn under such Letter of Credit and (ii) each certificate accompanying any such draft; provided, however, that the failure to give such notice or to provide such copies shall not affect the obligations of the Borrower hereunder. Upon demand by the Issuer, and in any event within one Business Day thereof, the Borrower will, as reimbursement for such payment by the Issuer, immediately and unconditionally pay to the Issuer the amount of each payment made under each Letter of Credit; provided, however, that, if no Default shall have then occurred and be continuing, the Borrower may, upon notice to the Administrative Agent, which shall promptly notify each Lender, deem the amount drawn under a Letter of Credit to be a Revolving Loan constituting a Base Rate Loan and each Lender (other than the Issuer) will deliver to the Issuer immediately available funds in an amount equal to such Lender's Percentage of such Base Rate Loan. To the extent an amount drawn under a Letter of Credit is not so deemed to be a Base Rate Loan and in any event, from and including the Disbursement Date, interest will accrue on any amount remaining unpaid by the Borrower to the Issuer under this Section 2.6.2 from the Disbursement Date until such amount is paid in full at an interest rate per annum equal to the Alternate Base Rate in effect from time to time plus, if such amounts are overdue, 2%.

      SECTION 2.6.3. Obligations Absolute. The obligation (a "Reimbursement Obligation") of the Borrower to reimburse the Issuer with respect to each payment under each Letter of Credit, and each Lender's obligation under Section
2.6.7 to reimburse the Issuer, shall be


                                      40-
unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

            (a) any lack of validity or enforceability of any Letter of Credit or any related contract, instrument or other agreement in support of which the Letter of Credit has been issued (collectively referred to as a "Contract");

            (b) any amendment or waiver of, or any consent to or departure from, any Contract;

            (c) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against any beneficiary of any Letter of Credit (or any persons for whom any such beneficiary may be acting), the Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated herein or in such Letter of Credit or any Contract or any unrelated transaction;

            (d) any certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or

            (e) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

Notwithstanding the foregoing, if the Borrower shall make payment as above provided, the Borrower shall have a claim against the Issuer, and the Issuer shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower as the result of the wilful misconduct or gross negligence on the part of the Issuer in determining whether documents presented under any Letter of Credit comply with the terms thereof.

      SECTION 2.6.4. Action in Respect of the Letters of Credit. The Borrower assumes all risks of the acts or omissions of the beneficiaries under the Letters of Credit with respect to their use of the Letters of Credit. Neither the Issuer, the Administrative Agent or any Lender, nor any of their respective officers, employees, agents or directors shall be liable or responsible for:

                  (i)  the use which may be made with any Letter of Credit;

                  (ii) the form, sufficiency, accuracy or genuineness of
            certificates or other documents delivered under or in connection with any Letter of Credit, even if such certificates or other documents should prove to be insufficient, fraudulent or forged;


                                      41-

                  (iii) errors, omissions, interruptions or delays in
            transmission or delivery of any messages, by mail, cable, telex, telecopy, telegraph, wireless or otherwise; or

                  (iv) errors in translation or for errors in interpretation of technical terms.

The Issuer may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. In furtherance and not in limitation of the foregoing provisions, the Borrower agrees that, except for the Issuer's gross negligence or wilful misconduct, any action, inaction or omission taken or suffered by the Issuer in good faith in connection with any Letter of Credit, or the relative drafts, certificates or other documents, shall be binding on the Borrower and shall not result in any liability of the Issuer to the Borrower.

      SECTION 2.6.5. Indemnification. The Borrower hereby indemnifies and holds harmless the Issuer from and against any and all claims, damages, losses, liabilities, or reasonable costs or expenses which the Issuer or any of its officers, employees, agents or directors may incur or which may be claimed against the Issuer by any person by reason of or in connection with the execution and delivery or payment or failure to make payment under, any Letter of Credit; provided, however, that the Borrower shall not be required to indemnify the Issuer pursuant to this Section 2.6.5 for any claims, damages, losses, liabilities, costs or expenses to the extent caused by (i) the Issuer's or any of its officers, employees, agents or directors wilful misconduct or gross negligence in determining whether documents presented under the Letter of Credit comply with the terms of such Letter of Credit or (ii) the Issuer's wilful failure to make lawful payment under any Letter of Credit after presentation to it by a beneficiary of a draft and certificate strictly complying with the terms and conditions of such Letter of Credit.

      SECTION 2.6.6. Deemed Disbursements. (a) Upon the occurrence and during the continuation of any Default of the nature set forth in Section 8.1.9, or any other Event of Default, an amount equal to the then aggregate amount of each Letter of Credit which is undrawn and available under all issued and outstanding Letters of Credit shall, without demand upon or notice to the Borrower, be deemed to have been paid or disbursed by the Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed); and

      (b) in the case of a Default under Section 8.1.9, or in the case of any other Event of Default upon notification by the Administrative Agent to the Borrower of its obligations under this Section 2.6.6, the Borrower shall, in each case, be immediately obligated to reimburse the Issuer for the amount deemed to have been so paid or disbursed by the Issuer.

Any amounts so payable by the Borrower pursuant to this Section 2.6.6 shall be deposited in immediately available funds in an interest bearing cash collateral account maintained with the Administrative Agent, and held as collateral security for the Obligations, and in furtherance of the foregoing, the Borrower hereby grants to each Lender a continuing security interest in any


                                      42-
and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided that any such appropriation shall be subject to the provisions of Section 4.8. At such time when all Defaults of the nature set forth in Section 8.1.9 and all Events of Default shall have been cured or waived, the Administrative Agent shall return to the Borrower all amounts then on deposit with the Administrative Agent pursuant to this Section 2.6.6 which have not been applied towards satisfaction of the Obligations.

      SECTION 2.6.7. Other Lenders' Participation. Upon the issuance of each Letter of Credit issued by the Issuer pursuant hereto, and without further action, each Lender (other than the Issuer) shall be deemed to have irrevocably purchased, to the extent of its Percentage, a participation interest in such Letter of Credit (including the contingent liability and any Reimbursement Obligation with respect thereto), and such Lender shall, to the extent of its Percentage, be responsible for reimbursing promptly (and in any event within one Business Day) the Issuer for Reimbursement Obligations, except to the extent reimbursed by the Borrower in accordance with Section 2.6.2. In addition, such Lender shall, to the extent of its Percentage, be entitled to receive (i) a ratable portion of the fees payable to such Lender pursuant to Section 3.3.2 with respect to each Letter of Credit, (ii) payments of Reimbursement Obligations to the extent such Lender has reimbursed the Issuer therefor pursuant to this Section 2.6.7 and (iii) interest on such reimbursement from and after the date such Lender has funded such Reimbursement Obligation.

      SECTION 2.7. Extension of Stated Maturity Date and Maturity of Loans. Each of (i) the Stated Maturity Date and (ii) the obligation, pursuant to Section 3.1.1, to make a mandatory repayment of the outstanding principal amount of Loans on the Stated Maturity Date, shall be subject to extension or postponement, as the case may be, as set forth in this Section 2.7.

      SECTION 2.7.1. Request for Extension of Stated Maturity Date and Maturity of Loans. Any term or provision of this Agreement to the contrary notwithstanding, no earlier than 60 days nor later than 45 days prior to the first anniversary of the Effective Date, or each and any successive anniversary thereof (if the Revolving Loan Commitment then remains in effect), the Borrower may, by delivery of a duly completed Extension Request to the Administrative Agent, irrevocably request that each Lender and each Issuer

            (a) extend for a one year period the then existing Stated Maturity Date relating to such Lender's Revolving Loan Commitment or the Swing Line Lender's Swing Line Loan Commitment; and

            (b) extend for a one year period the then existing Stated Maturity Date relating to such Issuer's Letter of Credit Commitment and each Lender's obligation to participate, pursuant to Section 2.6.7, in the Letters of Credit.


                                      43-

      SECTION 2.7.2. Consent to Extension of Stated Maturity Date and Maturity of Loans.

            (a) The Administrative Agent shall, promptly after receipt of any such Extension Request pursuant to Section 2.7.1, notify each Lender and each Issuer thereof by providing them a copy of such Extension Request.

            (b) Each Lender and Issuer shall, within 30 days of receipt of the notice described in clause (a), notify the Administrative Agent whether or not it consents to the requests of the Borrower set forth in such Extension Request, such consent to be in the sole discretion of such Lender or Issuer, as the case may be. Each Lender hereby acknowledges and agrees that its consent to the Borrower's request to extend the then existing Stated Maturity Date shall also be deemed to be a consent by such Lender to an extension of its obligations to participate, pursuant to
      Section 2.6.7, in the Letters of Credit. If any Lender or Issuer does not so notify the Administrative Agent of its decision within such 30 day period, such Lender or Issuer, as the case may be, shall be deemed not to have consented to such requests of the Borrower.

            (c) The Administrative Agent shall promptly notify the Borrower whether the Lenders and Issuers have consented to such request. If the Administrative Agent does not so notify the Borrower within 5 days prior to the next occurring anniversary of the Effective Date, the Administrative Agent shall be deemed to have notified the Borrower that the Lenders and Issuers have not consented to the Borrower's request.

            (d) Each Lender that elects not to provide a new Revolving Loan Commitment upon the expiration of the then effective Stated Maturity Date or that fails to so notify the Administrative Agent of such consent (a "Non-Consenting Lender") hereby agrees that if, on or prior to the then effective Stated Maturity Date, any other Lender or other financial institution acceptable to the Borrower and the Administrative Agent offers to purchase such Non-Consenting Lender's Percentage of the Revolving Loan Commitment for a purchase price equal to the sum of all amounts then owing with respect to the Revolving Loans and all other amounts accrued for the account of such Non-Consenting Lender, such Non-Consenting Lender will assign, sell and transfer on the then effective Stated Maturity Date all of its right, title, interest and obligations with respect to the foregoing to such other Lender or financial institution pursuant to the terms of Section 10.11.1, and the fee payable pursuant to Section 10.11.1 shall be payable by the Borrower or such Assignee Lender.

            (e) The Revolving Loans of any Non-Consenting Lender that were not purchased pursuant to clause (d) will mature and be due and payable on the then scheduled Stated Maturity Date, and the Commitments of such Non-Consenting Lender will thereupon terminate. On such Stated Maturity Date, the Loan Commitment Amount will be automatically reduced by an amount equal to the product of


                                      44-

                  (i) the sum of the Percentages of all Non-Consenting Lenders
            that were not purchased pursuant to clause (d), and

                  (ii) the Loan Commitment Amount (whether used or unused) on such Stated Maturity Date immediately prior to such calculation.

            (f) On the date that would have been the Stated Maturity Date had the Revolving Loan Commitment not been extended pursuant to the terms of this Section 2.7.2, the Percentages of the remaining Lenders which have consented to an extension of their Commitment hereunder shall be adjusted accordingly by the Administrative Agent, based on such Lenders' pro rata share of the remaining Loan Commitment Amount.

Notwithstanding anything to the contrary contained in this Section 2.7.2, the Stated Maturity Date of those Lenders consenting to such an extension shall not be extended for an additional one year period unless Lenders whose Percentages equal or exceed 75% of the Loan Commitment Amount as of the Effective Date (after giving effect to the operation of clause (d)) have so consented to such extension.

      SECTION 2.8. Increase of Loan Commitment Amount. (a) At the request of the Borrower to the Administrative Agent, the combined Loan Commitment Amount hereunder may be increased from time to time after the Closing Date by not more than $100,000,000; provided that (i) each such increase is in a minimum amount of $10,000,000, (ii) each Lender whose Commitment is increased consents and
(iii) the consent of the Administrative Agent (in such capacity) is obtained, such consent not to be unreasonably withheld.

            (b) In the event that the Borrower and one or more of the Lenders (or other financial institutions which may elect to participate with the consent of the Administrative Agent, such consent not to be unreasonably withheld) shall agree, in accordance with clause (a) of this Section 2.8, upon such an increase in the aggregate Loan Commitment Amount, the Borrower, the Administrative Agent and each financial institution in question shall enter into a Commitment Increase Supplement setting forth the amounts of the increase in the Loan Commitment Amount (and the increase in the Commitment of each such financial institution party thereto) and providing that the additional financial institutions participating shall be deemed to be included as Lenders for all purposes of this Agreement. Upon the execution and delivery of such Commitment Increase Supplement as provided above, and upon satisfaction of such other conditions as the Administrative Agent may specify (including the delivery of certificates and legal opinions on behalf of the Borrower relating to the amendment and, if requested, new Notes), this Agreement shall be deemed to be amended accordingly.

            (c) No Lender shall have any obligation to increase its Commitment in the event of such a request by the Borrower hereunder.


                                      45-

                                  ARTICLE III

                  REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

      SECTION 3.1. Repayments and Prepayments. Repayments and prepayments of Loans shall be made as set forth in this Section 3.1. Each repayment or prepayment of any Loan made pursuant to this Section 3.1 shall be without premium or penalty, except as may be required by Section 4.4. No voluntary prepayment of principal of any Revolving Loans or Swing Line Loans shall cause a reduction in the Loan Commitment Amount or the Swing Line Loan Commitment Amount, as the case may be.

      SECTION 3.1.1. Final Maturity. The Borrower shall repay in full the entire unpaid principal amount of each Revolving Loan and Swing Line Loan upon the Stated Maturity Date therefor, and each Competitive Bid Loan upon the Competitive Bid Loan Maturity Date therefor.

      SECTION 3.1.2. Voluntary Prepayments. (a) From time to time on any Business Day, the Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any

            (i)  Loans (other than Swing Line Loans), provided, however, that

                        (A) any such prepayment of Revolving Loans shall be made
                  pro rata among Revolving Loans of the same type and, if applicable, having the same Interest Period of all Lenders;

                        (B) no such prepayment of any LIBO Rate Loan or a
                  Competitive Bid Loan may be made on any day other than the last day of the Interest Period for such Loan, unless the Borrower shall have given the Administrative Agent at least two (but no more than five) Business Days' notice, and has paid any costs required pursuant to Section 4.4;

                        (C) all such voluntary prepayments shall require at
                  least one but no more than five Business Days' prior written notice to the Administrative Agent, which shall promptly notify the Lenders; and

                        (D) all such voluntary partial prepayments shall be in
                  an aggregate minimum amount of $10,000,000 and an integral multiple of $500,000; and

            (ii)  Swing Line Loans, provided that

                        (A) all such voluntary prepayments shall require prior
                  telephonic notice to Scotiabank on or before 1:00 p.m., New York City time, on the


                                      46-
                  day of such prepayment (such notice to be confirmed in writing within 24 hours thereafter); and

                        (B) all such voluntary partial prepayments shall be in
                  an aggregate minimum amount of $1,000,000 and an integral multiple of $250,000.

      SECTION 3.1.3. Mandatory Prepayments. On each date when (a) the sum of (i) the aggregate outstanding principal amount of all outstanding Loans (after giving effect to the use of proceeds of any Borrowing made on such date) and
(ii) Letter of Credit Outstandings exceeds the Loan Commitment Amount, as it may have been reduced pursuant to Section 2.2 or 2.7.2 or increased pursuant to
Section 2.8, the Borrower shall make a mandatory prepayment of all Loans equal to the excess, if any, of the amount of such sum over the Loan Commitment Amount and (b) a Lender or Lenders make a Competitive Bid Loan or a Revolving Loan, the Borrower shall prepay the aggregate principal amount of all Swing Line Loans then outstanding.

      SECTION 3.1.4. Acceleration of Stated Maturity Date. Immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or
Section 8.3, the Borrower shall repay all Loans to the full extent of such acceleration.

      SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

      SECTION 3.2.1. Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at any of the following rates per annum:

            (i) On that portion of such Borrowing maintained as Base Rate Loans, such rate shall be equal to the Alternate Base Rate from time to time in effect;

            (ii) On that portion of such Borrowing maintained as LIBO Rate Loans, during each Interest Period applicable thereto, such rate shall be equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable LIBO Rate Margin; and

            (iii) On that portion of such Borrowing maintained as Competitive Bid Loans, equal to the applicable Competitive Bid Rate specified by the Lender making such Competitive Bid Loan in its Competitive Bid Loan Offer with respect thereto delivered by such Lender and accepted by the Borrower pursuant to Section 2.4.

      The "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:


                                      47-

            LIBO Rate           =             LIBO Rate
       (Reserve Adjusted)           -------------------------------
                                    1.00 - LIBOR Reserve Percentage

      The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rate determined by the Administrative Agent two Business Days before the first day of such Interest Period, subject, however, to the last sentence contained in the definition of "LIBO Rate".

      "LIBO Rate" means, relative to any Interest Period, the rate of interest equal to the (rounded upwards, if necessary, to the nearest 1/16 of 1%) rate per annum at which Dollar deposits in immediately available funds are offered to the Administrative Agent's LIBOR Office in the London interbank market as at or about 11:00 a.m. (London time), two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of the Administrative Agent's LIBO Rate Loan in the case of Revolving Loans, and, in the case of Competitive Bid Loans based on a LIBOR Auction, determined as if the Administrative Agent were participating in such Competitive Bid Loan in an amount equal to the Administrative Agent's Percentage (in its capacity as a Lender) of the principal amount of the Competitive Bid Loan being requested, and for a period approximately equal to such Interest Period.

      "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the average maximum reserve requirements of the Lenders (without giving effect to the branch or agency in which such Lender funds such Loans) (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

      All LIBO Rate Loans and Competitive Bid Loans based on a LIBOR Auction shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan or Competitive Bid Loan.

      SECTION 3.2.2. Post-Maturity Rates. After the date any principal amount of any Loan or Reimbursement Obligation is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay interest (after as well as before judgment) on such overdue amounts at a rate per annum equal to the Alternate Base Rate plus a margin of 2%.


                                      48-

      SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

            (a)  on the Stated Maturity Date therefor;

            (b) other than in the case of Base Rate Borrowings, on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the amount prepaid;

            (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the initial Borrowing hereunder;

            (d) with respect to Competitive Bid Loans based on an Absolute Rate, on each Competitive Bid Loan Maturity Date and, with respect to Competitive Bid Loans based on an Absolute Rate with a Competitive Bid Loan Maturity Date in excess of three months, on each Quarterly Payment Date occurring after the making of such Loan;

            (e) with respect to LIBO Rate Loans and Competitive Bid Loans based on a LIBOR Auction, the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on each three month anniversary of such Interest Period);

            (f) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

            (g) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations, including Reimbursement Obligations, arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

      SECTION 3.3. Fees. The Borrower agrees to pay the fees set forth in this
Section 3.3. All such fees shall be non-refundable.

      SECTION 3.3.1. Facility Fee. The Borrower agrees to pay to the Administrative Agent for the pro rata account of each Lender, an ongoing facility fee equal to the Applicable Facility Fee of the Loan Commitment Amount (regardless of usage), as it may be reduced pursuant to Section 2.2 or 2.7.2 and as it may be increased pursuant to Section 2.8, such fee to accrue for the period commencing on the Effective Date to but excluding the Loan Commitment Termination Date (including any period thereof when any availability under the Commitment is suspended by


                                      49-
reason of the Borrower's inability to satisfy any condition of Article V). Such facility fees shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the second such day following the Effective Date, and on the Commitment Termination Date.

      SECTION 3.3.2. Letter of Credit Fee. The Borrower agrees to pay (x) to the Administrative Agent, for the pro rata account of the Issuer and each other Lender, a Letter of Credit fee in an amount equal to the Applicable LIBO Rate Margin of the Stated Amount of each Letter of Credit, and (y) to the Issuer, for its own account, an issuing fee at the rate of 0.125% per annum of such Stated Amount and the Issuer's other customary administrative and issuance costs and expenses, such amounts to be payable quarterly in arrears on each Quarterly Payment Date following the issuance of such Letter of Credit until the expiration date of such Letter of Credit, and on such expiration date.

      SECTION 3.3.3. Administrative Agents' Fee. The Borrower agrees to pay to the Administrative Agent, for the Administrative Agent's own account, those fees, in the amounts and on the dates, set forth in the Fee Letter.

      SECTION 3.3.4. Certain Other Fees. The Borrower agrees to pay to the Administrative Agent the up-front fees in the amounts and payable as agreed upon by the Borrower and the Administrative Agent, and, as set forth in the Fee Letter, the Administrative Agent agrees to pay to each Lender the up-front fee previously agreed to between the Administrative Agent and each Lender.


                                   ARTICLE IV

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

      SECTION 4.1. LIBO Rate Lending Unlawful. If any Lender shall determine (which determination, upon notice thereof to the Administrative Agent (which notice the Administrative Agent agrees it will as promptly as practicable forward to the Borrower), absent manifest error, shall be prima facie evidence of the facts stated therein) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, or to make or maintain any Competitive Bid Loan based on a LIBOR Auction, the obligations of such Lender to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist (which notification such Lender agrees to give as promptly as practicable when such circumstances no longer exist), and all LIBO Rate Loans of such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion. If any Lender shall make such determination with respect to the making or maintaining a Competitive Bid Loan based on a LIBOR Auction and


                                      50-
such Competitive Bid Loan is required by law or assertion to be prepaid on a date prior to the end of the Interest Period therefor, then the Borrower shall prepay such Competitive Bid Loan on such date.

      SECTION 4.2. Deposits Unavailable. If the Administrative Agent shall have determined that

            (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Administrative Agent (in its individual capacity) in its relevant market; or

            (b) by reason of circumstances affecting the Administrative Agent (in its individual capacity) or the relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans or Competitive Bid Loans based on a LIBOR Auction, then, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3.1 and Section 2.3.2 to make or continue upon the expiration of the then applicable Interest Period any Loans as, or to convert any Loans into, LIBO Rate Loans or the right of the Borrower to solicit any Competitive Bid Loans based on a LIBOR Auction shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, which notice the Administrative Agent shall give as promptly as practicable when such circumstances no longer exist.

      SECTION 4.3. Increased LIBO Rate Loan Costs, etc. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Revolving Loans into, LIBO Rate Loans or Competitive Bid Loans based on LIBOR Auctions. Such Lender shall promptly notify the Administrative Agent in writing (which notice the Administrative Agent agrees it will as promptly as practicable forward to the Borrower) of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be prima facie evidence of the matters stated therein. If the Borrower is requested to pay increased costs by any Lender (the "Affected LIBO Lender") pursuant to this Section 4.3, the Borrower may, by telephonic notice (promptly confirmed in writing) to the Administrative Agent (which shall give prompt notice thereof to the Affected LIBO Lender),

            (a) as to any outstanding LIBO Rate Loans of such Affected LIBO Lender, prepay such Loan in full, without premium or penalty (other than as may be provided in


                                      51-

      Section 4.4), but with such increased costs as well as any accrued interest to the date of such prepayment on the principal amount prepaid, without simultaneously making a prepayment of the Loans of each other Lender and simultaneously borrow a Base Rate Loan in an equal principal amount (without the necessity that the conditions set forth in Section 5.2 are met), and

            (b) with respect to any Borrowing Request or Continuation/Conversion Notice, request such Affected LIBO Lender (i) to make the LIBO Rate Loan then or thereafter subject to a Borrowing Request as a Base Rate Loan, or
      (ii) to maintain the outstanding Base Rate Loan or LIBO Rate Loan of such Lender then or thereafter the subject of a Continuation/Conversion Notice as a Base Rate Loan.

      SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss (excluding, in any event, lost profits) or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as a LIBO Rate Loan or a Competitive Bid Loan based on a LIBOR Auction, or to convert any portion of the principal amount of any Revolving Loan into, a LIBO Rate Loan) as a result of

            (a) any repayment or prepayment of the principal amount of any LIBO Rate Loans or Competitive Bid Loans based on LIBOR Auctions or any conversion of a LIBO Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;

            (b) any Loans (i) not being made as, or (ii) being made as Loans other than as, LIBO Rate Loans or Competitive Bid Loans based on LIBOR Auctions, in each case, in accordance with the Revolving Loan Borrowing Request or Competitive Bid Loan Acceptance therefor, as the case may be; or

            (c) any Revolving Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor,

then, following the written notice of such Lender to the Administrative Agent (which notice the Administrative Agent agrees it will as promptly as practicable forward to the Borrower), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be prima facie evidence of the matters stated therein.

      SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required


                                      52-
or expected to be maintained by any Lender or any Person controlling such Lender (without duplication of any other amounts payable by the Borrower pursuant to Section 3.2.1 or Article IV), and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitment or the Loans made by or Letters of Credit issued or participated in by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Administrative Agent (which notice the Administrative Agent agrees it will as promptly as practicable forward to the Borrower), the Borrower shall promptly, and in any event within five days of its receipt of such notice, pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be prima facie evidence of the matters stated therein. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

      SECTION 4.6. Taxes. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder (including in respect of fees and Reimbursement Obligations) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts imposed by the jurisdiction of incorporation or organization of such Lender or the jurisdiction where such Lender has its Domestic Office or LIBOR Office (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

            (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

            (b) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

            (c) pay to the Administrative Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if the Administrative Agent or any Lender is obligated to pay any Taxes with respect to any payment received by the Administrative Agent or such Lender hereunder, the Administrative Agent or such Lender may pay such Taxes and the Borrower will promptly pay


                                      53-
such additional amounts as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted.

      If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.6, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

      Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal Income Tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 10.11.1 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate of a duly authorized officer of such Lender to the effect that such Lender is not (I) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (II) a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or (III) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (any such certificate, a "Section 4.6 Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will (to the extent it remains legally entitled to do so) deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.6 Certificate, as the case may be, and such other forms as may reasonably be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note. Notwithstanding anything to the contrary contained in this Section, but subject to Section 10.11.1 and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or


                                      54-
other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to this Section to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States
(I) if such Lender has not provided to the Borrower the Internal Revenue service Forms required to be provided to the Borrower pursuant to this Section or (II) in the case of a payment, other than interest, to a Lender described in clause
(ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section and except as set forth in Section 10.11.1, the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in this Section (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date (or, if later, the date such Lender became party to this Agreement) in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

      If the Borrower pays any additional amount under this Section to a Lender and such Lender determines in its sole discretion that it has actually received any refund of the Taxes with respect to which such additional amount was paid, such Lender shall pay to the Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the amount of such refund.

      SECTION 4.7. Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes, each Letter of Credit or any other Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 1:00 p.m. (New York City time), on the date due, in immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (a)(i) of the definition of the term "Interest Period" with respect to LIBO Rate Loans and clause (a)(ii) of the definition of "Interest Period" with respect to Competitive Bid Loans based on the LIBOR Auction) be made on the next succeeding


                                      55-

Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

      SECTION 4.8. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan or Reimbursement Obligation (other than pursuant to the terms of Sections 4.3, 4.4, 4.5, 4.6 and 10.3) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Credit Extensions made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

            (a) the amount of such selling Lender's required repayment to the purchasing Lender to

            (b) the total amount so recovered from the purchasing Lender)

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 4.8 may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this
Section 4.8 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.8 to share in the benefits of any recovery on such secured claim.

      SECTION 4.9. Setoff. Each Lender shall, upon the occurrence of any Default described in clauses (a) through (d) of Section 8.1.9 or, with the consent of the Required Lenders, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due) any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender


                                      56-
under this Section 4.9 are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

      SECTION 4.10. Use of Proceeds. The Borrower shall apply the proceeds of the Credit Extensions to refinance and repay in full the indebtedness described in Item 5.1.3 ("Indebtedness to be Paid or Replaced") of the Disclosure Schedule, to deem the Existing Letters of Credit to be Letters of Credit hereunder and for the general corporate purposes of the Borrower and its Restricted Subsidiaries; without limiting the foregoing, no proceeds of any Loan will be used and no Letter of Credit will be requested or issued in violation of F.R.S. Board Regulation U.

      SECTION 4.11. Replacement of Lenders. Each Lender hereby severally agrees that if such Lender (a "Subject Lender") makes a demand upon the Borrower for (or if the Borrower is otherwise required to pay) amounts pursuant to Section 4.3, Section 4.5 or Section 4.6 or such Lender delivers a notice pursuant to
Section 4.1, the Borrower may, within 90 days of receipt by the Borrower of such demand (or the occurrence of such other event causing the Borrower to be required to pay such compensation) give notice (a "Replacement Notice") in writing to the Administrative Agent and such Lender of its intention to replace such Lender with a financial institution designated in such Replacement Notice. If the Administrative Agent shall, in the exercise of its reasonable discretion and within 30 days of its receipt of such Replacement Notice, notify the Borrower and such Subject Lender in writing that the designated financial institution is satisfactory to the Administrative Agent, then such Lender shall, so long as no Default shall have occurred and be continuing, assign, in accordance with Section 10.11.1, all of its Commitments, Loans, Notes and other rights and obligations under this Agreement and all other Loan Documents (including, without limitation, Reimbursement Obligations) to such designated financial institution; provided, however, that (i) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Lender and such designated financial institution and (ii) the purchase price paid by such designated financial institution shall be in the amount of such Lender's Loans and its Percentage of outstanding Reimbursement Obligations, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under Section 4.3, 4.5 or 4.6, as the case may
be), owing to the Subject Lender hereunder. Upon the effective date of such Assignment, the Borrower shall issue a replacement Note or Notes, as the case may be, to such designated financial institution and such institution shall become a "Lender" for all purposes under this Agreement and the other Loan Documents. The Administrative Agent agrees to use all commercially reasonable efforts to assist the Borrower in locating a replacement financial institution to replace any Subject Lender; provided, however, that the Borrower agrees to pay all reasonable costs and expenses (and the fee payable to the Administrative Agent pursuant to Section 10.11.1) incurred by the Administrative Agent in providing such assistance.


                                      57-

                                    ARTICLE V

                         CONDITIONS TO CREDIT EXTENSIONS

      SECTION 5.1. Initial Credit Extension. The obligations of the Lenders to fund the initial Borrowing and of the Issuer to issue Letters of Credit shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

      SECTION 5.1.1. Resolutions, etc. The Administrative Agent shall have received from the Borrower a certificate, dated the date of the initial Credit Extension, of its Secretary or Assistant Secretary as to

            (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it;

            (b) true and complete copies of the Borrower's Organic Documents;
      and

            (c) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Loan Document executed by it,

upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of the Borrower canceling or amending such prior certificate.

      SECTION 5.1.2. Delivery of Notes. The Administrative Agent shall have received (i) for the account of each Lender, such Lender's Revolving Notes and its Competitive Bid Loan Notes, and (ii) for the account of the Swing Line Lender, the Swing Line Note, in each case, duly executed and delivered by the Borrower.

      SECTION 5.1.3. Payment of Outstanding Indebtedness, etc. All indebtedness identified in Item 5.1.3 ("Indebtedness to be Paid or Replaced") of the Disclosure Schedule, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full (including, to the extent necessary, from proceeds of the initial Credit Extension) and all commitments thereunder shall have been terminated, and evidence thereof shall have been delivered to the Administrative Agent; and all Liens (if any) securing payment of any such indebtedness shall have been released and the Administrative Agent shall have received all Uniform Commercial Code Form UCC-3 termination statements or other instruments as may be suitable or appropriate in connection therewith.

      SECTION 5.1.4. Opinions of Counsel. The Administrative Agent shall have received opinions, dated the date of the initial Credit Extension and addressed to the Administrative Agent and all Lenders, from


                                      58-

            (a) Paul E. Dixon, Vice President and General Counsel of the Borrower, substantially in the form of Exhibit H hereto (and the Borrower hereby expressly instructs such counsel to deliver such opinion to the Administrative Agent and the Lenders); and

            (b) Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Borrower, substantially in the form of Exhibit I hereto (and the Borrower hereby expressly instructs such counsel to deliver such opinion to the Lenders).

      SECTION 5.1.5. Closing Fees, Expenses, etc. The Administrative Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections
3.3 and 10.3, if then invoiced.

      SECTION 5.1.6. Compliance Certificate. The Administrative Agent shall have received, with counterparts for each Lender, an initial Compliance Certificate with respect to the computations of the applicable covenants as at June 30, 1997, dated the date of the initial Credit Extension, duly executed (and with all schedules thereto duly completed) and delivered by a Senior Financial Officer that is an Authorized Officer of the Borrower.

      SECTION 5.1.7. Litigation. The Administrative Agent shall be satisfied in all respects that there exists no actions, suits or proceedings pending or threatened against or affecting the Borrower or any of its Subsidiaries or any Property of the Borrower or any of its Subsidiaries in any court or before any arbitrator of any kind or before or by any governmental authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      SECTION 5.1.8. Material Adverse Change. The Administrative Agent and the Lenders shall be satisfied that there has been no material adverse change in the property, assets, financial condition, operations or business of the Borrower and its Subsidiaries, taken as a whole, since December 31, 1996.

      SECTION 5.2. All Credit Extensions. The obligation of each Lender and the Issuer to fund any Loan or to issue any Letter of Credit on the occasion of any Borrowing and issuance of any Letter of Credit, as the case may be (including the initial Credit Extension) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

      SECTION 5.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any Debt, without giving effect to any application, directly or indirectly, of the proceeds thereof to cure such Default) the following statements shall be true and correct


                                      59-

            (a) the representations and warranties set forth in Article VI (excluding, however, those contained in Section 6.7 for any Credit Extension occurring after the initial Borrowing hereunder) shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

            (b) except as disclosed by the Borrower to the Administrative Agent and the Lenders pursuant to Section 6.7 or Section 6.12

                  (i) no litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which may reasonably be expected to have a Material Adverse Effect; and

                  (ii) no development shall have occurred in any litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 or Section 6.12 which may reasonably be expected to have a Material Adverse Effect;

            (c) the sum of (x) the aggregate outstanding principal amount of all Loans and, without duplication, (y) all Letter of Credit Outstandings does not exceed the Loan Commitment Amount; and

            (d) no Default shall have then occurred and be continuing, and neither the Borrower nor any of its Subsidiaries are in material violation of any law or governmental regulation or court order or decree the violation of which would have a Material Adverse Effect.

      SECTION 5.2.2. Credit Extension Request. The Administrative Agent shall have received a Borrowing Request, if Loans are being requested, or an Issuance Request, if the Borrower is requesting that a Letter of Credit be issued or extended, for such Credit Extension. Each of the delivery of a Borrowing Request or Issuance Request, as the case may be, and the acceptance by the Borrower of the proceeds or the receipt of the benefit of such Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct.

      SECTION 5.2.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries in connection with such Credit Extension shall be satisfactory in form and substance to the Administrative Agent and its counsel; the Administrative Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Administrative Agent or its counsel may reasonably request.


                                      60-

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

      In order to induce the Lenders, the Issuer and the Administrative Agent to enter into this Agreement and to make Credit Extensions hereunder, the Borrower represents and warrants to each such party as set forth in this Article VI.

      SECTION 6.1. Organization, etc. The Borrower and each of its Subsidiaries is a corporation or partnership validly organized and existing and in good standing under the laws of the State of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign corporation or partnership in each jurisdiction where the nature of its business requires it to be so qualified except where such failure would not, singly or in the aggregate, have a Material Adverse Effect, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to (i) enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document and (ii) to own and hold under lease its property and to conduct its business substantially as currently conducted by it, except for the failure to hold such licenses, permits or other approvals which such failure would not, singly or in the aggregate, have a Material Adverse Effect.

      SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not

            (a)  contravene the Borrower's Organic Documents;

            (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower; or

            (c) result in, or require the creation or imposition of, any Lien on any of the Borrower's properties.

      SECTION 6.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Agreement, the Notes or any other Loan Document. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.


                                      61-

      SECTION 6.4. Validity, etc. This Agreement constitutes, and the Notes and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, except that the enforceability thereof may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and the effect of general principles of equity.

      SECTION 6.5. Financial Information. The balance sheets of the Borrower and each of its Subsidiaries as at December 31, 1996, and June 30, 1997 and the related statements of earnings and cash flow of the Borrower and each of its Subsidiaries, copies of which have been furnished to the Administrative Agent and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

      SECTION 6.6. No Material Adverse Change. Since the date of the financial statements described in Section 6.5, there has been no material adverse change in the financial condition, operations, assets, business or properties of the Borrower and its Subsidiaries, taken as a whole.

      SECTION 6.7. Litigation, etc. (a) There is no pending or, to the knowledge of the Borrower, threatened litigation, action or proceeding affecting the Borrower or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which may reasonably be expected to have a Material Adverse Effect.

      (b) To the actual knowledge of any Responsible Officer, neither the Borrower nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      SECTION 6.8. Subsidiaries. The Borrower has no Subsidiaries, except those Subsidiaries

            (a) which are identified in Item 6.8 ("Existing Restricted Subsidiaries" and "Existing Unrestricted Subsidiaries") of the Disclosure Schedule; or

            (b) which are permitted to have been acquired or created in accordance with Section 7.2.5 or 7.2.10.

      SECTION 6.9. Ownership of Properties. The Borrower and each of its Subsidiaries owns good and marketable title to, or a valid leasehold interest in, all of its material real


                                      62-
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properties and personal property and other assets, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 7.2.3 or disclosed pursuant to
Section 6.7.

      SECTION 6.10. Taxes. The Borrower and each of its Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all material taxes and governmental charges thereby shown to be owing, except any such taxes or charges (whether or not material) which are not yet due and payable or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

      SECTION 6.11. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Credit Extension hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which would reasonably be expected to result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 6.11 ("Employee Benefit Plans") of the Disclosure Schedule, neither the Borrower nor any member of the Controlled Group has any material contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

      SECTION 6.12. Environmental Warranties. To the knowledge of the Borrower, after all reasonable inquiry, except as set forth in Item 6.12 of the Disclosure
Schedule:

            (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower or the Borrower and its Subsidiaries in material compliance with all Environmental Laws except for such noncompliance, that singly or in the aggregate, does not have or may not reasonably be expected to have a Material Adverse Effect;

            (b) there have been no past, and there are no pending or threatened

                  (i) claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or

                  (ii) complaints, notices or inquiries to the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law,


                                      63-
      that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

            (c) there have been no Releases of Hazardous Materials at, on or under any property now owned or leased or, to the knowledge of the Borrower, previously owned or leased, by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

            (d) the Borrower and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary for their businesses except such permits, certificates, approvals, licenses and authorizations the absence of which will not, singly or in the aggregate, have or may reasonably be expected to have, a Material Adverse Effect;

            (e) neither the Borrower nor any Subsidiary of the Borrower has received notification that any property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up except for (i) as disclosed in Item 6.12 ("Environmental Warranties") of the Disclosure Schedule and (ii) such properties as disclosed by the Borrower to the Lenders pursuant to clause (b)(i) (B)(I) of Section 7.1.6 and for which the Borrower's or such Subsidiaries' liability in respect thereof is not singly or in the aggregate, reasonably expected to have a Material Adverse Effect;

            (f) there is no liability related to offsite transport, treatment or disposal of Hazardous Material generated or handled by the Borrower or any of its Subsidiaries except for such liability that singly, or in the aggregate, which may not reasonably be expected to have a Material Adverse Effect;

            (g) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or, to the knowledge of the Borrower, previously, owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

            (h) neither the Borrower nor any Subsidiary of the Borrower has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower or such Subsidiary thereof for any remedial work, damage to


                                      64-
      natural resources or personal injury, including claims under CERCLA, which claims singly or in the aggregate, may reasonably be expected to have a Material Adverse Effect;

            (i) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously, owned or leased by the Borrower or any Subsidiary of the Borrower that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect; and

            (j) other than as stated above, no conditions exist at, on or under any property now or previously, owned or leased by the Borrower which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law that, singly or in the aggregate, have or may reasonably be expected to have a Material Adverse Effect.

      SECTION 6.13. Regulations G, U and X. Neither the Borrower nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loan will be used and no Letters of Credit will be requested or issued for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section 6.13 with such meanings.

      SECTION 6.14. Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Administrative Agent, the Issuer or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Administrative Agent, the Issuer or any Lender will be, when taken as a whole, true and accurate in every material respect on the date as of which such information is dated or certified and, if heretofore delivered, as of the date of execution and delivery of this Agreement by the Administrative Agent, the Issuer and such Lender, and such information, when taken as a whole, is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.


                                   ARTICLE VII

                                    COVENANTS

      SECTION 7.1. Affirmative Covenants. The Borrower agrees with the Issuer, the Administrative Agent and each Lender that, until all Letters of Credit have been terminated or cash-collateralized or have expired, all Commitments have terminated and all non-contingent monetary Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this
Section 7.1.


                                      65-

      SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to each Lender, the Issuer and the Administrative Agent copies of the following financial statements, reports, notices and information:

            (a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, (i) consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of income, changes in shareholders' equity and cash flows of the Borrower and its Subsidiaries for such Fiscal Quarter (in the case of the second and third Fiscal Quarters) and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, and (ii) consolidated balance sheets of the Borrower and its Restricted Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of income, changes in shareholders' equity and cash flows of the Borrower and its Restricted Subsidiaries for such Fiscal Quarter (in the case of the second and third Fiscal Quarters) and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter in each case, certified by the chief financial Authorized Officer of the Borrower;

            (b) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, (i) a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries, including therein consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of income, changes in shareholders' equity and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, and (ii) consolidated balance sheets of the Borrower and its Restricted Subsidiaries as of the end of such Fiscal Year and consolidated statements of income, changes in shareholders' equity and cash flows of the Borrower and its Restricted Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) by KMPG Peat Marwick or other independent public accountants reasonably acceptable to the Administrative Agent and the Required Lenders;

            (c) as soon as available and in any event within 45 days after the end of each Fiscal Quarter (or 90 days in the case of the last Fiscal Quarter of a Fiscal Year), a completed Compliance Certificate containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in Section 7.2.4;

            (d) as soon as possible and in any event within five days after a Responsible Officer of the Borrower has knowledge thereof, the occurrence of each Default, a statement of the chief financial Authorized Officer setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

            (e) as soon as possible and in any event within three days after a Responsible Officer of the Borrower has knowledge thereof, (x) the occurrence of any material


                                      66-
      adverse development with respect to any litigation, action or proceeding described in Section 6.7 or (y) the commencement of any litigation, action or proceeding, including any proceeding before any Governmental Authority or arbitration board which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, notice thereof and copies of all documentation relating thereto;

            (f) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its security holders, and all reports and registration statements without exhibits incorporated by reference therein which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

            (g) immediately upon a Responsible Officer of the Borrower becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

            (h) promptly, and in any event within 30 days of a Responsible Officer of the Borrower's receipt thereof, copies of any notice to the Borrower or any Subsidiary from any Federal or state Governmental Authority relating to any order ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

            (i) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

      SECTION 7.1.2. Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which any of them is subject, including Environmental Laws, and will obtain and maintain in effect all licences, certificates, permits, franchises and other governmental authorizations necessary to maintain and operate their respective Properties or to conduct their businesses, except to the extent any such failure to comply, obtain, maintain or operate could not reasonably be expected to result in a Material Adverse Effect, such compliance to include (without limitation):


                                      67-

            (a) the maintenance and preservation of its corporate existence and qualification as a foreign corporation except where the failure to so qualify would not have a Material Adverse Effect; and

            (b) the payment, before the same become delinquent, of all material taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

      SECTION 7.1.3. Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep those of its material properties in good repair, working order and condition, and make necessary useful or necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower or such Subsidiary determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

      SECTION 7.1.4. Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of the Administrative Agent, furnish to each Lender at reasonable intervals a certificate of an Authorized Officer setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section 7.1.4.

      SECTION 7.1.5. Books and Records. The Borrower shall permit the Administrative Agent and each Lender or any of their respective representatives:

            (a) if no Default or Event of Default then exists, at the expense of the Administrative Agent or the applicable Lender, as the case may be, and upon reasonable prior notice to the Borrower,

                  (i) to visit the principal executive office of the Borrower, and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with the Borrower's officers, and

                  (ii) with the consent of the Borrower (which consent shall not be unreasonably withheld) and in the presence of Senior Financial Officers (if such presence is requested by the Borrower), to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with its independent public accountants and to visit the other offices and Properties of the Borrower and each Subsidiary,


                                      68-
      all at such reasonable times during the normal business hours and as often as may be reasonably requested in writing and in a manner so as not to interfere, to the extent reasonably possible, with the conduct of the business of the Borrower and its Subsidiaries; and

            (b) if a Default or Event of Default then exists, at the expense of the Borrower, to visit and inspect any of the offices or Properties of the Borrower or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copes and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and, in the presence of Senior Financial Officers (if such presence is requested by the Borrower), its independent public accountants (and by this provision the Borrower authorizes said accountants to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries), all at such times and as often as may be requested.

      SECTION 7.1.6. Environmental Covenant. The Borrower will, and will cause each of its Subsidiaries to,

            (a) use and operate all of its facilities and properties in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except in each case where the failure to do so would not reasonably be expected to result in a Material Adverse Effect;

            (b) (i) promptly, following a Responsible Officer becoming aware, notify the Administrative Agent (A) and provide copies of all material written claims, complaints, notices or inquiries relating to the environmental condition of its facilities and properties or non-compliance with Environmental Laws which could singly or in the aggregate, reasonably be expected to have a Material Adverse Effect and (B) (I) of the listing or proposal for listing of any property owned or leased by the Borrower or any of its Subsidiaries on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or cleanup and (II) upon its determination by the Borrower or its Subsidiary, as the case may be, of the estimate of the amount of the liability of the Borrower or such Subsidiary with respect to any such property, and, (ii) shall either diligently contest or pursue settlement of, in good faith and by appropriate proceedings, or promptly undertake to correct such condition or non-compliance and have dismissed any such actions and proceedings relating to compliance with Environmental Laws; and

            (c) provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section 7.1.6.


                                      69-
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      SECTION 7.2. Negative Covenants. The Borrower agrees with the Issuer, the
Administrative Agent and each Lender that, until all Letters of Credit have been terminated or cash-collateralized (pursuant to arrangements and documentation reasonably satisfactory to the Issuer) or have expired, all Commitments have terminated and all non-contingent monetary Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this
Section 7.2.

      SECTION 7.2.1. Business Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business which is substantially different from those described in the first recital and is not a products manufacturing business or a business that is incidental or related thereto.

      SECTION 7.2.2. Debt Incurrence. (a) The Borrower will not at any time, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Debt (except for intercompany payables arising from operation of the Borrower's cash management system in the ordinary course of its business), unless on the date the Borrower becomes liable with respect to any such Debt and immediately after giving effect thereto, the application of the proceeds thereof and the concurrent retirement of any other Debt,

            (i) no payment Default, no Default with respect to the covenant set forth in Section 7.2.4(a), and no Event of Default exists, and

            (ii) Consolidated Adjusted Debt on such date does not exceed 350% of Consolidated Adjusted Cash Flow for the Applicable Four Quarter Period.

Notwithstanding the foregoing, the Borrower will not at any time, directly or indirectly, assume, guarantee or otherwise become directly or indirectly liable with respect to Debt of an Unrestricted Subsidiary if a Default or an Event of Default would have occurred or would have been continuing at such time if such Unrestricted Subsidiary was a Restricted Subsidiary. For the purposes of this
Section 7.2.2, any Person extending, renewing or refunding any Debt shall be deemed to have incurred such Debt at the time of such extension, renewal or refunding.

      (b) The Borrower will not permit any Restricted Subsidiary to, at any time, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Debt, except Debt owing to the Borrower or another Restricted Subsidiary, unless on the date such Restricted Subsidiary becomes liable with respect to any such Debt and immediately after giving effect thereto, the application of the proceeds thereof and the concurrent retirement of any other Debt,

            (i) no payment Default, no Default with respect to the covenant set forth in Section 7.2.4(a), and no Event of Default exists,


                                      70-

            (ii) Consolidated Adjusted Debt on such date does not exceed 350% of Consolidated Adjusted Cash Flow for the Applicable Four Quarter Period, and

            (iii) Priority Debt does not exceed the lesser of (i) 20% of Consolidated Net Worth determined as of the end of the Applicable Four Quarter Period, or (ii) 50% of Consolidated Adjusted Cash Flow for the Applicable Four Quarter Period.

Notwithstanding the foregoing, the Borrower will not permit any Restricted Subsidiary to, at any time, directly or indirectly, assume, guarantee or otherwise become directly or indirectly liable with respect to Debt of an Unrestricted Subsidiary if a Default or an Event of Default would have occurred or would have been continuing at such time if such Unrestricted Subsidiary was a Restricted Subsidiary.

      SECTION 7.2.3. Liens. (a) Negative Pledge. The Borrower will not and will not permit any of the Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any Property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Borrower or any such Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, except:

            (i) Liens for material taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

            (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, (x) incurred in the ordinary course of business for sums not yet due, (y) which are not material or (z) which are being contested in good faith;

            (iii) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business:

                  (A) (I) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits or (II) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than capital leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property, or


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                  (B) in connection with margin calls made in respect of Future
            Payables Transactions;

            (iv) any attachment or judgment Lien, unless the judgment it secures
      (A) shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay or
      (B) exceeds $5,000,000 (less the amount represented by such attachment or judgment which is covered by insurance so long as the relevant insurer has not rejected coverage with respect thereto in writing);

            (v) consignments to or from the Borrower or any Restricted Subsidiary (including, without limitation, Liens on Property subject to such consignments and the proceeds thereof), leases or subleases and licenses and sublicenses granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Borrower or any of the Restricted Subsidiaries;

            (vi) Liens on Property or assets of the Borrower or any of the Restricted Subsidiaries securing Debt owing to the Borrower or to any of the Restricted Subsidiaries;

            (vii) Liens existing on the Effective Date and securing the Debt of the Borrower and the Restricted Subsidiaries, provided that any such Debt which is in excess of $5,000,000 is identified in Item 7.2.3(a) of the Disclosure Schedule ("Existing Liens Securing Ongoing Debt") and the aggregate amount of Debt so secured and not listed on such Schedule does not exceed $5,000,000;

            (viii) any Lien (including, without limitation, any capital lease) created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of Property (or any improvement thereon) acquired or constructed by the Borrower or a Restricted Subsidiary after the Effective Date, provided that:

                  (A) any such Lien shall extend solely to the item or items of such Property (or improvement thereon) so acquired or constructed and other Property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed Property (or improvement thereon) or which is real property being improved by such acquired or constructed Property (or improvement thereon) and proceeds of any of the foregoing,

                  (B) unless such Debt is non-recourse, the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to 100% of the lesser of (I) the cost to the Borrower or such Restricted Subsidiary of the Property


                                      72-

            (or improvement thereon) so acquired or constructed and (II) the Fair Market Value (as determined in good faith by the Borrower) of such Property (or improvement thereon) at the time of such acquisition or construction, and

                  (C) any such Lien shall be created contemporaneously with, or within 180 days after, the acquisition or construction of such Property (it being understood that, with respect to the improvement of previously acquired Property, such period shall be determined with reference to the completion of such improvement and not the date of acquisition of such Property);

            (ix) any Lien existing on Property of a Person immediately prior to its being consolidated with or merged into the Borrower or a Restricted Subsidiary or its becoming a Restricted Subsidiary, or any Lien existing on any Property acquired by the Borrower or any Restricted Subsidiary at the time such Property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (A) no such Lien shall have been created or assumed by such Person in contemplation of such consolidation or merger or such Person's becoming a Restricted Subsidiary or such acquisition of Property, and (B) each such Lien shall extend solely to the item or items of Property so acquired and, if required by the terms of the instrument originally creating such Lien, other Property which is an improvement to or is acquired for specific use in connection with such acquired Property;

            (x) any Lien renewing, extending or refunding any Lien permitted by clauses (a) (vii) through (ix), inclusive, of this Section 7.2.3, provided that (A) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased (except to the extent that any increase in principal amount represents capitalization of the transaction costs incurred in connection with such renewal, extension or refunding, so long as the aggregate amount of all such costs so capitalized (and not amortized) in connection with all such renewals, extensions and refundings does not exceed $2,500,000 immediately after giving effect to the renewal, extension or refunding of such secured
      Debt), (B) such Lien is not extended to any other Property, and (C) immediately after such extension, renewal or refunding no payment Default, no Default with respect to the covenant set forth in Section 7.2.4(a) and no Event of Default would exist; or

            (xi) other Liens not otherwise permitted by clauses (a) (i) through
      (x), inclusive, of this Section 7.2.3, granted contemporaneously with the incurrence of Debt by the Borrower or any Restricted Subsidiary, provided that immediately after giving effect to the creation of any such Lien, Priority Debt does not exceed the lesser of (A) 20% of Consolidated Net Worth determined as of the end of the Applicable Four Quarter Period, or
      (B) 50% of Consolidated Adjusted Cash Flow for the Applicable Four Quarter Period.


                                      73-

      (b) Equitable and Ratable Lien. In case any Property shall be subjected to a Lien not permitted by clause (a), the Borrower will forthwith make or cause to be made, to the fullest extent permitted by applicable law, provision whereby its obligations hereunder will be secured equally and ratably with all other obligations secured by such Lien pursuant to such agreements and instruments as shall be approved by the Required Lenders in their reasonable discretion, and the Borrower will cause to be delivered to each Lender an opinion of independent counsel (selected by the Borrower and reasonably satisfactory to the Required Lenders) to the effect that such agreements and instruments are enforceable in accordance with their terms (subject to customary exceptions, assumptions and qualifications). Regardless of whether the Borrower complies with the provisions of the immediately preceding sentence, in case any Property shall be subjected to a Lien not permitted by clause (a), the obligations hereunder shall have the benefit, to the fullest extent that, and with such priority as, the Lenders may be entitled under applicable law, of an equitable Lien on such Property securing such obligations. A violation of clause (a) will constitute an Event of Default, whether or not provision is made for an equal and ratable Lien pursuant to this clause (b).

      SECTION 7.2.4.  Financial Condition.  The Borrower will not permit:

            (a) its Consolidated Net Worth, at any time, to be less than the sum of:

                  (i)  $80,000,000

      plus

                  (ii) the sum of the Fiscal Quarter Net Worth Increase Amounts
            for all fiscal quarters of the Borrower ended after December 31, 1996.

            (b) its Leverage Ratio as of the last day of any Fiscal Quarter to be greater than 3.50:1.00; and

            (c) the Interest Coverage Ratio as at the last day of any Fiscal Quarter to be less than 2.25:1.00.

      SECTION 7.2.5. Investments. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, make, incur or assume any Investment in:

            (a) any Unrestricted Subsidiary (which shall be governed by clause
      (b)) or any other Person (other than the Borrower or a Restricted Subsidiary) if prior to or after giving effect to such Investment, a Default or an Event of Default shall have occurred or be continuing, or


                                      74-

            (b) an Unrestricted Subsidiary if a Default or an Event of Default would have occurred or would have been continuing at such time if such Unrestricted Subsidiary was a Restricted Subsidiary.

      SECTION 7.2.6. Restricted Payments, etc. On and at all times after the Effective Date, the Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower (except any such dividend or distribution made with Capital Stock) or apply, or permit any of its Restricted Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Restricted Subsidiaries to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding) of the Borrower, or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower (the foregoing collectively referred to as "Restricted Payments") if, to the extent that either before or after giving effect to such Restricted Payment (or, in the case of a dividend, the declaration thereof), a Default described in Section 8.1.1 or an Event of Default shall have occurred and shall be continuing.

      SECTION 7.2.7. Transactions with Affiliates. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into, directly or indirectly, any transaction or material group of related transactions (including, without limitation, the purchase, lease, sale or exchange of Properties of any kind or the rendering of any service) with any Affiliate (other than the Borrower or any of its Restricted Subsidiaries), except pursuant to the reasonable requirements of the Borrower's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower and the Restricted Subsidiaries, taken as a whole, than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate, provided, that this Section 7.2.7 shall not apply to the pension plan-related services provided to the Borrower and the Restricted Subsidiaries by Affiliates thereof so long as there is no significant change subsequent to the Effective Date, which is adverse to the Borrower or any Restricted Subsidiary, in the terms and conditions pursuant to which such services are provided.

      SECTION 7.2.8. Sale-and-Leasebacks. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any Sale-and-Leaseback Transaction unless,

            (a) immediately after giving effect to such Sale-and-Leaseback Transaction and the application of the proceeds thereof, Priority Debt does not exceed the lesser of (i) 20% of Consolidated Net Worth determined as of the end of the Applicable Four Quarter Period, or (ii) 50% of Consolidated Adjusted Cash Flow for the Applicable Four Quarter Period, or

            (b) the Borrower, in accordance with and pursuant to Section 7.2.11, promptly gives a Reinvestment Notice to the Lenders that, within 180 days before or after the


                                      75-

      Transfer of Property in such Sale-and-Leaseback Transaction, the Borrower applied, or will apply, an amount equal to the Net Proceeds Amount arising therefrom to a Debt Prepayment Application or a Property Reinvestment Application.

The Borrower's failure to apply the Net Proceeds Amount in respect of such Sale-and-Leaseback Transaction in accordance with the Reinvestment Notice and within such 360-day period shall have the effect set forth in the penultimate paragraph of Section 7.2.11.

      SECTION 7.2.9. Precious Metal Transactions. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any transaction with respect to Precious Metals for speculative or other purposes not directly related to the acquisition of Precious Metals for incorporation in the products of the Borrower or any Restricted Subsidiary, the reduction of its inventory of Precious Metals, hedging in connection with any such acquisition or reduction, Future Payables Transactions and any transactions incidental to, and in furtherance of, the foregoing activities.

      SECTION 7.2.10. Consolidation, Merger, etc. (a) The Borrower. The Borrower will not consolidate with or merge with any other corporation or, except as permitted by Section 7.2.11, convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person; provided that the Borrower may consolidate, merge, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, any Person so long as:

            (i) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Borrower as an entirety, as the case may be (the "Successor Corporation"), shall be a solvent corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

            (ii) if the Borrower is not the Successor Corporation, such corporation shall have executed and delivered to each Lender its assumption, satisfactory in form and substance to the Administrative Agent, of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes, and the Borrower or the Successor Corporation shall have caused to be delivered to each Lender an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Administrative Agent, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their respective terms and comply with the terms hereof (it being understood that such opinion may contain customary exceptions, qualifications and assumptions, and that the General Counsel of the Borrower may give the necessary opinions with respect to the matters addressed by the opinion delivered on the Effective Date together with such other matters that the Administrative Agent may agree to); and


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
            (iii) immediately after giving effect to such transaction:

                  (A)  no Default or Event of Default exists or would exist, and

                  (B) the Successor Corporation would be permitted by the
            provisions of Section 7.2.2 to incur at least $1.00 of additional Debt owing to a Person other than a Restricted Subsidiary.

Any such conveyance or transfer, but not any such lease, of substantially all of the assets of the Borrower shall have the effect of releasing the Borrower from its liability under this Agreement or the Notes, except to the extent set forth herein.

      (b) Restricted Subsidiaries. The Borrower will not permit any Restricted Subsidiary to consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person except that a Restricted Subsidiary may:

            (i) consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, a Restricted Subsidiary or the Borrower,

            (ii) consolidate with or merge with any Person if, immediately after giving effect to such transaction, (A) the Person surviving such consolidation or merger is a Restricted Subsidiary, (B) no Default or Event of Default exists or would exist, (C) the Borrower would be permitted by the provisions of Section 7.2.2 to incur at least $1.00 of additional Debt owing to a Person other than a Restricted Subsidiary and
      (D) such Restricted Subsidiary would be permitted by the provisions of
      Section 7.2.2 to incur at least $1.00 of additional Debt owing to a Person other than the Borrower or another Restricted Subsidiary, and

            (iii) consolidate with or merge with, or convey, transfer or lease its assets in a single transaction or a series of transactions to, any Person, in each case in compliance with the provisions of Section 7.2.11.

      SECTION 7.2.11. Asset Dispositions, etc. Except as permitted under Section 7.2.10, the Borrower will not, and will not permit any of the Restricted Subsidiaries to, make any Asset Disposition unless:

            (a) in the good faith opinion of the Borrower, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the Property exchanged, as determined by the Borrower in good faith;

            (b) immediately after giving effect to the Asset Disposition,


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
                  (i) no Default or Event of Default would exist (provided, that if such proposed Asset Disposition is made to an Unrestricted Subsidiary, such proposed Asset Disposition shall not be permitted if a Default or an Event of Default would have occurred or would have been continuing at such time if such Unrestricted Subsidiary was a Restricted Subsidiary), and

                  (ii) the Borrower would be permitted by the provisions of
            Section 7.2.2 to incur at least $1.00 of additional Debt owing to a Person other than a Restricted Subsidiary; and

            (c) immediately after giving effect to the Asset Disposition, the aggregate Disposition Value of the Property subject to such Asset Disposition, and all other Property that was the subject of any Asset Disposition occurring in the period of 365 days ending on and including the date of such Asset Disposition, would not exceed 50% of Consolidated Adjusted Cash Flow for the Applicable Four Quarter Period; provided, however, that:

                  (i) if the Borrower gives prompt written notice (a
            "Reinvestment Notice") to the Administrative Agent that, within 180 days before or after any Transfer, an amount equal to all or any portion of the Net Proceeds Amount arising therefrom was, or is intended to be, applied by the Borrower or such Restricted Subsidiary to a Debt Prepayment Application or a Property Reinvestment Application, then such Transfer (to the extent of the amounts actually so applied within such period) shall be deemed not to be an Asset Disposition as of any date for purposes of determining compliance by the Borrower and the Restricted Subsidiaries with this clause (c),

                  (ii) the time period set forth in the preceding clause (c)(i)
            may be computed, at the Borrower's option, with respect to the date that the Borrower or any Restricted Subsidiary receives cash (instead of the date of such Transfer) in respect of (A) up to $5,000,000 in the aggregate for all Net Proceeds Amounts arising from the Transfer of excess buildings and land from sold operations and (B) up to 10% of any Net Proceeds Amount to the extent such amount is required to be held in escrow pursuant to customary "hold-back" provisions set forth in any document relating to the Transfer giving rise to such Net Proceeds Amount, and

                  (iii) immediately after giving effect to such Asset
            Disposition, the Unapplied Portions of the Net Proceeds Amounts for all Asset Dispositions shall not exceed 30% of the Borrower's consolidated assets.

      If the Borrower shall fail to apply an amount equal to the entire amount of the Net Proceeds Amount subject to the Reinvestment Notice in respect of such Transfer, within such 360-day period, to a Property Reinvestment Application or a Debt Prepayment Application, the


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
Borrower shall be deemed to have consummated an Asset Disposition to which clause (c)(i) does not apply in an amount equal to the Unapplied Portion of the Net Proceeds Amount in respect of such Asset Disposition. Such deemed Asset Disposition shall be deemed to have occurred on the date of the original Asset Disposition and the Borrower's compliance with this Section 7.2.11 shall be determined, as of such date, as if such Unapplied Portion of the Net Proceeds Amount had not been included in the Reinvestment Notice.

      If any Restricted Subsidiary shall cease to be a Restricted Subsidiary as a result of any Asset Disposition consisting of Subsidiary Stock, all Debt owing by the Borrower or any other Restricted Subsidiary to such Restricted Subsidiary after giving effect to such Asset Disposition and to the transactions entered into in connection therewith (and any Liens securing such Debt) shall be deemed for all purposes of this Agreement to have been incurred by the Borrower or such other Restricted Subsidiary immediately after giving effect to such Asset Disposition.

      SECTION 7.2.12. Restrictive Agreements, etc. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document, any agreement governing any Debt in existence on the Effective Date as in effect on the Effective Date and (in the case of clause (b)) provisions contained in agreements governing or securing Debt incurred to finance the acquisition of assets purchased with such
Debt) prohibiting

            (a) the ability of the Borrower to amend or otherwise modify this Agreement or any other Loan Document; or

            (b) the ability of any Restricted Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Restricted Subsidiary to make any payment, directly or indirectly, to the Borrower.

The parties agree that the prohibition contained in clause (b) shall not be deemed to be breached in the case of (i) provisions which restrict the amount payable to the Borrower to no greater than the pro rata percentage of the equity interest owned by the Borrower in such Restricted Subsidiary, (ii) provisions which restrict amounts payable to the Borrower to the prior approval of a majority (or more) of the equity or other interest of such Restricted Subsidiary if, the Borrower is able to cause, directly or indirectly (by means of ownership of a sufficient equity interest, by contract, or otherwise) such approval to be obtained or delivered or (iii) provisions which prohibit any such payments to the extent such payment would violate any applicable law.


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      SECTION 7.2.13.  Designation of Subsidiaries.

            (a) Right of Designation. Subject to satisfaction of the requirements of clause(c), the Borrower shall have the right to designate each Subsidiary acquired after the Effective Date as a Restricted Subsidiary or an Unrestricted Subsidiary by delivering to the Administrative Agent a writing, signed by an Authorized Officer, so designating such Subsidiary within 30 days of the acquisition thereof by the Borrower or any Restricted Subsidiary. Any such Subsidiary not so designated within such 30-day period shall be deemed, on and after such date and without any further action by the Borrower or any Lenders (but subject to clause (b)), to have been designated by the Borrower as a Restricted Subsidiary. Each Subsidiary designated as a "Restricted Subsidiary" in Item 6.8 of the Disclosure Schedule shall be a Restricted Subsidiary for all purposes herein until such time as such Restricted Subsidiary is redesignated pursuant to clause (b) and each Subsidiary, if any, listed in Item 6.8 of the Disclosure Schedule as an "Unrestricted Subsidiary" shall be an Unrestricted Subsidiary for all purposes herein until such time as such Unrestricted Subsidiary is redesignated pursuant to clause (b).

            (b) Right of Redesignation. Subject to the satisfaction of the requirements of clause (c), the Borrower may at any time designate:

                  (i) any Unrestricted Subsidiary as a Restricted Subsidiary, or

                  (ii)  any Restricted Subsidiary as an Unrestricted Subsidiary,

      by delivering a written notice to such effect, signed by an Authorized Officer, to the Administrative Agent.

            (c) Designation Criteria. (i) No Subsidiary shall at any time after the Effective Date be designated as a Restricted Subsidiary unless:

                        (A) immediately after giving effect to such designation,
                  and assuming that all obligations and liabilities of such Subsidiary being so designated were incurred contemporaneously with such designation,

                              (1) no Default or Event of Default exists or would
                        exist,

                              (2) the Borrower would be permitted by the
                        provisions of Section 7.2.2 to incur at least $1.00 of additional Debt owing to a Person other than a Restricted Subsidiary, and

                              (3) no Unrestricted Subsidiary, directly or
                        indirectly, owns or holds any Debt or Capital Stock of such Subsidiary; and


                                      80-

                        (B) such Subsidiary shall not previously have been
                  designated (including, without limitation, deemed designation pursuant to clause (a)) pursuant to this Section 7.2.13 more than twice.

            Any Person designated a Restricted Subsidiary hereunder shall be deemed to have incurred all of its then outstanding Debt at the time of such designation.

                  (ii) No Subsidiary shall at any time after the Effective Date be designated as an Unrestricted Subsidiary unless:

                        (A) immediately after giving effect to such designation,

                              (1) no Default or Event of Default exists or would
                        exist;

                              (2) the Borrower would be in compliance with
                        Section 7.2.11; and

                              (3) such Subsidiary does not, directly or
                        indirectly, own or hold any Debt or Capital Stock of the or any Restricted Subsidiary; and

                        (B) such Subsidiary shall not previously have been
                  designated (including, without limitation, deemed designation pursuant to clause (a)) pursuant to this Section 7.2.13 more than twice.

                  (iii) Notwithstanding anything in this paragraph (c) to the contrary, any Person which shall become a Subsidiary at any time when a Default or an Event of Default shall exist shall be an Unrestricted Subsidiary.

            (d) Effectiveness. Other than as set forth in the last two sentences of clause (a), any designation under this Section 7.2.13 that satisfies all of the conditions set forth in this Section 7.2.13 shall become effective on the day that notice thereof shall have been sent by the Borrower to the Administrative Agent or as of such subsequent date as may be set forth in such notice.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

      SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".


                                      81-

      SECTION 8.1.1. Non-Payment of Obligations. (a) The Borrower shall default in the payment or prepayment when due of (i) any principal of any Loan, or (ii) any Reimbursement Obligation or any deposit of cash in an account notified to the Borrower by the Administrative Agent pursuant to Section 2.6.6; or (b) the Borrower shall default (and such default shall continue unremedied for a period of five Business Days) in the payment when due of any interest on any Loan or fee or of any other Obligation.

      SECTION 8.1.2. Breach of Warranty. Any representation or warranty of the Borrower made or deemed to be made hereunder or in any other Loan Document or any other writing or certificate furnished by or on behalf of the Borrower to the Administrative Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made or deemed made in any material respect.

      SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. (a) The Borrower shall default in the due performance and observance of any of its obligations under Section 7.1.6 or Section 7.2 (other than clause (a) of Section 7.2.4); or

            (b) the Borrower shall default in the due performance and observance of its obligations under clause (a) of Section 7.2.4 and such default is not remedied within three Business Days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Borrower receiving written notice of such default from the Administrative Agent (any such written notice to be identified as a "notice of default" and to refer specifically to this clause (b)(ii) of
      Section 8.1.3).

      SECTION 8.1.4. Non-Performance of Other Covenants and Obligations. The Borrower shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document (other than as set forth in Section 8.1.1 or 8.1.3), and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Borrower receiving written notice of such default from the Administrative Agent (any such written notice to be identified as a "notice of default" and to refer specifically to this Section 8.1.4).

      SECTION 8.1.5. Default on Other Debt or Agreements. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Debt (other than Debt described in Section 8.1.1) of the Borrower or any of its Restricted Subsidiaries having a principal amount, individually or in the aggregate, in excess of $5,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Debt if the effect of such default is to accelerate the maturity of any such Debt or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Debt, or any trustee or agent for such holders, to cause such Debt to become due and payable prior to its expressed maturity.


                                      82-

      SECTION 8.1.6. Judgments. Any judgment or order for the payment of money in excess of $5,000,000 (excluding that portion of a judgment or order covered by insurance as to which the Borrower has filed an insurance claim and where such insurance carrier has not denied liability with respect thereto in writing) shall be rendered against (i) the Borrower or any of its Restricted Subsidiaries or (ii) any Unrestricted Subsidiary if the Borrower or any Restricted Subsidiary is required or shall become liable for an amount in excess of $5,000,000 which is payable pursuant to such judgment or order (excluding that portion of a judgment or order covered by insurance as to which the Borrower has filed an insurance claim and where such insurance carrier has not denied liability with respect thereto in writing), and

            (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

            (b) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

      SECTION 8.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan

            (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $5,000,000; or

            (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

      SECTION 8.1.8. Control of the Borrower. Any Change in Control shall occur.

      SECTION 8.1.9. Bankruptcy, Insolvency, etc. The Borrower or any Affected Subsidiary shall

            (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

            (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Affected Subsidiaries (other than Non-Recourse Subsidiaries) or any property of any thereof, or make a general assignment for the benefit of creditors;


                                      83-

            (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Affected Subsidiaries (other than Non-Recourse Subsidiaries) or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower and each Affected Subsidiary hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

            (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of its Affected Subsidiaries (other than Non-Recourse Subsidiaries), and, if any such case or proceeding is not commenced by the Borrower or such Affected Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Affected Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower and each Affected Subsidiary hereby expressly authorize the Administrative Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

            (e) take any action authorizing, or in furtherance of, any of the foregoing;

provided, that, the foregoing shall not apply to any Affected Subsidiary or Affected Subsidiaries of the Borrower, the value of whose assets individually or in the aggregate for the Fiscal Quarter most recently ended accounted for an amount equal to or less than 5% of Consolidated Net Worth. For the purpose of this Section 8.1.9, "Affected Subsidiary" means all Restricted Subsidiaries and any Unrestricted Subsidiary that was a Restricted Subsidiary within 120 days prior to the date of the applicable event or events specified in clauses (a) through (e) of this Section 8.1.9.

      SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 shall occur, the Commitments of each Lender (if not theretofore terminated) shall automatically terminate, the Stated Maturity Date shall automatically be accelerated and the outstanding principal amount of all outstanding Loans, Letter of Credit Outstandings and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

      SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare the Stated Maturity


                                      84-

Date to be accelerated and/or direct the Administrative Agent to declare all or any portion of the outstanding principal amount of the Loans, Letter of Credit Outstandings and other Obligations to be due and payable and/or the Commitments of each Lender (if not theretofore terminated) to be terminated, whereupon the Stated Maturity Date shall be accelerated, the full unpaid amount of such Loans, Letter of Credit Outstandings and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.


                                  ARTICLE IX

                           THE ADMINISTRATIVE AGENT

      SECTION 9.1. Actions. Each Lender hereby appoints Scotiabank as its Administrative Agent, under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes Scotiabank, in its capacity as the Administrative Agent, to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document in such capacity and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section 9.1 or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Administrative Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever to the extent not otherwise paid by the Borrower which may at any time be imposed on, incurred by, or asserted against, the Administrative Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which the Administrative Agent is required to be, but is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined to have resulted solely from the Administrative Agent's gross negligence or wilful misconduct. The Administrative Agent shall not be required to take any action hereunder, under the Notes or under any other Loan Document except such actions expressly provided for hereunder, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Administrative Agent shall be or become, in the Administrative Agent's determination, inadequate, the Administrative Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

      SECTION 9.2. Funding Reliance, etc. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m. (New York City time),


                                      85-
on the day prior to a Borrowing of other than Base Rate Loans that are to be made on the same date requested by the Borrower that such Lender will not make available the amount which would constitute its Percentage of such Borrowing in the case of Revolving Loans, or the amount of its Competitive Bid Loan Offer that has been accepted by the Borrower pursuant to clause (e)(ii) of Section 2.4, in the case of Competitive Bid Loans, in each case on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. In the case of a Borrowing of Base Rate Loans that are to be made on the same date requested by the Borrower, the Administrative Agent may assume that each Lender will make available to the Administrative Agent the amount which would constitute its Percentage of such Borrowing in the case of Revolving Loans, or the amount of its Competitive Bid Loan Offer that has been accepted by the Borrower pursuant to clause (e)(ii) of Section 2.4, in the case of Competitive Bid Loans, and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to repay the Administrative Agent forthwith on demand, without duplication, such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, in the case of the Borrower, at the interest rate applicable at the time to Loans comprising such Borrowing, and in the case of such Lender, for the period from the date such funds were advanced to the Borrower to (and including) three days thereafter, at the rate customarily charged for inter-bank loans in the U.S., and following such third day, at the interest rate applicable at the time to Loans comprising such Borrowing.

      SECTION 9.3. Exculpation. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness or, other than with respect to the Administrative Agent, enforceability, validity or due execution of this Agreement or any other Loan Document (as it relates to the Administrative Agent), nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Administrative Agent shall not obligate it to make any further inquiry or to take any action. The Administrative Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Administrative Agent believes to be genuine and to have been presented by a proper Person.

      SECTION 9.4. Successor. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may, with the written consent of the Borrower so long as no Default has occurred and is continuing (which consent shall not be unreasonably withheld), appoint another Lender as a successor Administrative Agent, which shall thereupon


                                      86-
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(subject to its consent) become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders (after obtaining the Borrower's consent in accordance with the preceding sentence), and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall (subject to its consent and the Borrower's written consent so long as no Default has occurred and is continuing (which consent (in the case of the Borrower) shall not be unreasonably withheld)) be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of

            (a) this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement; and

            (b) Section 10.3 and Section 10.4 shall continue to inure to its benefit.

      SECTION 9.5. Credit Extensions by the Administrative Agent. The Administrative Agent shall have the same rights and powers with respect to (x) the Loans made by it or any of its respective affiliates, and (y) the Notes held by it or any of its respective affiliates as any other Lender and may exercise the same as if it were not the Administrative Agent. The Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if the Administrative Agent were not the Administrative Agent hereunder.

      SECTION 9.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Administrative Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitment. Each Lender also acknowledges that it will, independently of the Administrative Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.


                                      87-

      SECTION 9.7. Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

      SECTION 10.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver which would:

            (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

            (b) except as set forth in Section 2.7 or 2.8, modify this Section 10.1, change the definition of "Required Lenders", increase the Commitment Amount or the Percentage of any Lender, or extend the Commitment Termination Date shall be made without the consent of each Lender;

            (c) extend the due date for, or reduce the amount of, any scheduled or mandatory repayment or prepayment of principal of or interest on or fees in respect of any Loan or any other amounts payable to a Lender hereunder (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of such Lender;

            (d) affect adversely the interests, rights or obligations of the Agent or an Issuer qua such Issuer shall be made without consent of the Agent or such Issuer, respectively; or

            (e) extend the time for payments of or reduce any amounts payable in respect of any Reimbursement Obligation, including any interest thereon, in which the Lenders have purchased a participating interest, shall be made without the consent of each Lender (including the Issuer).


                                      88-

No failure or delay on the part of the Administrative Agent, any Lender, the Issuer or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Administrative Agent, the Issuer, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

      SECTION 10.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted upon receipt of electronic confirmation of transmission.

      SECTION 10.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable out-of-pocket expenses of the Administrative Agent (including the reasonable fees and out-of-pocket expenses of a single counsel to the Administrative Agent and of local counsel, if any, who may be retained by counsel to the Administrative Agent) in connection with

            (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, (the costs and expenses associated with the formation of the syndicate of Lenders) waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;

            (b) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document; and

            (c) the administration and monitoring of this Agreement and the Loan Documents, and compliance of the parties hereto with respect to the terms hereof.

The Borrower further agrees to pay, and to save the Administrative Agent and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the Borrowings hereunder, or the issuance of the


                                      89-

Notes or any other Loan Documents. The Borrower also agrees to reimburse the Administrative Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by the Administrative Agent or such Lender in connection with (x) the negotiation of any restructuring or "workout", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations; provided, that the Borrower shall only be obligated to reimburse such legal expenses of one legal firm representing the Lenders in their capacity as Lenders and the fees and expenses of one consulting firm engaged by (or on behalf of) the Administrative Agent, unless (in the case of the legal firm) the representation of all of the Lenders by a single law firm would give rise to a conflict of interest for such firm (including by way of representing the Administrative Agent in its capacity as Administrative Agent).

      SECTION 10.4. Indemnification. In consideration of the execution and delivery of this Agreement by the Issuer and each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds the Administrative Agent, the Issuer and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

            (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

            (b) any transaction supported by or relating to a Letter of Credit;

            (c) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article V not to make a Credit Extension due to the failure of the Borrower to meet the conditions for such Credit Extension);

            (d) any investigation, litigation or proceeding involving the Borrower or any of its Subsidiaries or property now or previously owned or leased by the Borrower or any of its Subsidiaries related to any environmental cleanup, compliance or other similar matter relating to the protection of the environment by the Borrower or any of its Subsidiaries or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material; provided; that the Indemnified Party shall have given the Borrower notice of any such matter and an opportunity to participate in, but not (except at the sole discretion of the Indemnified Parties) to manage or control, the defense or settlement of any such matters which may give rise to any Indemnified Liabilities;


                                      90-

            (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releasing from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary; or

            (f) any breach of warranty contained in Section 6.12, without giving effect to the exceptions based upon the materially adverse effect and any qualification based on materiality or knowledge;

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct; provided, that the Borrower shall only be obligated to reimburse such legal expenses of one legal firm representing the Indemnified Parties and the fees and expenses of one consulting firm engaged by (or on behalf of) the Administrative Agent, unless (in the case of a legal firm) the representation of all of the Indemnified Parties by a single law firm would give rise to a conflict of interest for such firm (including by way of representing the Administrative Agent in its capacity as Administrative Agent). If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

      SECTION 10.5. Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under
Section 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations, the termination and/or cancellation of the Letters of Credit and the termination of all Commitments. The representations and warranties made by the Borrower in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

      SECTION 10.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION 10.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.


                                      91-

      SECTION 10.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and the Administrative Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower, the Administrative Agent, the Issuer and each Lender (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent and notice thereof shall have been given by the Administrative Agent to the Borrower and each Lender.

      SECTION 10.9. Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

      SECTION 10.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

            (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of all Lenders; and

            (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

      SECTION 10.11. Sale and Transfer of Loans and Note; Participations in Loans and Note. Each Lender may assign, or sell participations in, its Loans and Commitment to one or more other Persons in accordance with this Section 10.11.

      SECTION 10.11.1.  Assignments.  Any Lender,

            (a) with the written consents of the Borrower and the Administrative Agent (which consents shall not be unreasonably delayed or withheld and which consent, in the case of the Borrower, shall be deemed to have been given in the absence of a written notice delivered by the Borrower to the Administrative Agent, on or before the fifth Business Day after receipt by the Borrower of such Lender's request for consent, stating, in reasonable detail, the reasons why the Borrower proposes to withhold such consent (provided, that the failure to deliver such consent shall not be a "Default" for purposes of satisfying the conditions to Credit Extensions set forth in clause (d) of Section 5.2.1)) may at any time assign and delegate to one or more commercial banks or other financial institutions;


                                      92-

            (b) with notice to the Borrower and the Administrative Agent, but without the consent of any Person, may (i) assign and delegate to any other Lender, and (ii) assign and/or delegate to any of its affiliates or Subsidiaries; and

            (c) with notice to the Administrative Agent, but without the consent of any Person, may pledge its Loans (and related rights thereto) to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank;

(each Person described in the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans and Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans and Commitment) in a minimum aggregate amount of $5,000,000 in the case of an assignment described in clauses (a) and (b) of this Section 10.11.1 (such amount to be reduced pro rata by any permanent reductions in the amount of the Commitment), or if less, all of such Lender's Loans and Commitment; provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in the last sentence of Section 4.6 and further, provided, that, the Borrower and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

            (i) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Administrative Agent by such Lender and such Assignee Lender;

            (ii) the conditions precedent to such assignment have been satisfied or waived and such Assignee Lender shall have executed and delivered to the Borrower and the Administrative Agent a Lender Assignment Agreement, accepted by the Administrative Agent; and

            (iii) the processing fees described below shall have been paid.

From and after the date that the Administrative Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Administrative Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Administrative Agent (for


                                      93-
delivery to the relevant Assignee Lender) a new Note evidencing such Assignee Lender's assigned Loans and Commitment and, if the assignor Lender has retained Loans and a Commitment hereunder, a replacement Note in the principal amount of the Loans and Commitment retained by the assignor Lender hereunder (such Note to be in exchange for, but not in payment of, that Note then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Note. The assignor Lender shall mark the predecessor Note "exchanged" and deliver it to the Borrower. Accrued interest on that part of the predecessor Note evidenced by the new Note, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Note evidenced by the replacement Note shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $3,500 (provided, however, that such processing fee shall not be required to be paid by a Lender in the case of a pledge of such Lender's Loans to a Federal Reserve Bank pursuant to clause (c) of Section 10.11.1. Any attempted assignment and delegation not made in accordance with this Section 10.11.1 shall be null and void.

      SECTION 10.11.2. Participations. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, its Commitment, or other interests of such Lender hereunder; provided, however, that

            (a) no participation contemplated in this Section 10.11.2 shall relieve such Lender from its Commitment or its other obligations hereunder or under any other Loan Document;

            (b) such Lender shall remain solely responsible for the performance of its Commitment and such other obligations;

            (c) the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

            (d) no Participant, unless such Participant is an affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (b) or (c) of Section 10.1; and


                                      94-

            (e) the Borrower shall not be required to pay any amount hereunder that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees that, subject to clause (e) above, each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3 and 10.4, shall be considered a Lender.

      SECTION 10.12. Confidentiality. Each Lender agrees to hold all non-public information (which has been identified as such by the Borrower or is financial in nature) obtained in connection with this Agreement in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event each Lender may make disclosure to any of their examiners, affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any bona fide transferee, Participant or assignee of Loans and Commitments or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided, however, that

            (a) unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information;

            (b) prior to any such disclosure, each Lender shall require any such bona fide transferee, Participant and assignee receiving a disclosure of non-public information to agree in writing for the benefit of the Borrower

                  (1)  to be bound by the requirements above; and

                  (2) to require such person to require any other person to whom such person discloses such non-public information to be similarly bound by the requirements above; and

            (c) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Lender shall be obligated or required to return any materials furnished by the Borrower or any Subsidiary.

      SECTION 10.13. Other Transactions. Nothing contained herein shall preclude the Administrative Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.


                                      95-

      SECTION 10.14. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE ISSUER, THE LENDERS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE CITY AND STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY, FOR ITSELF AND ITS PROPERTY, SUBMITS TO THE EXTENT PERMITTED BY APPLICABLE LAW TO THE JURISDICTION OF THE COURTS OF THE CITY AND STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      SECTION 10.15. Waiver of Jury Trial. THE ADMINISTRATIVE AGENT, THE ISSUER, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF


                                      96-

SUCH AGENT, THE ISSUER, THE LENDERS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, THE ISSUER AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.


                                      97-

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              HANDY & HARMAN


                              By:_________________________________________
                                  Name:
                                  Title:

                              Address: 250 Park Avenue
                                       New York, New York  10177

                              Facsimile No.: (914) 925-4498

                              Attention: Mr. Robert Burlinson
                                       Vice President and Treasurer


                              THE BANK OF NOVA SCOTIA,
                                 in its capacity as
                                 Administrative Agent and the Issuer



                              By:_________________________________________
                                  Name:
                                  Title:

                              Address: One Liberty Plaza
                                       New York, New York  10006

                              Facsimile No.:  212-225-5090

                              Attention: Mr. Brian Allen


                                      98-

PERCENTAGE
----------
   11.50000%

                              THE BANK OF NOVA SCOTIA,
                                as a Lender



                              By:_________________________________________
                                  Name:
                                  Title:

                              Operations Contact:
                              The Bank of Nova Scotia
                              One Liberty Plaza
                              New York, New York 10006

                              Facsimile No.:    (212) 225-5090
                              Telephone No.:  (212) 225-5030

                              Attention:  Brian Allen

PERCENTAGE
----------
   10.00000%
                              THE BANK OF NEW YORK



                              By:_________________________________________
                                  Name:
                                  Title:

                              Operations Contact:
                              The Bank of New York
                              One Wall Street
                              22nd Floor
                              New York, New York 10286

                              Facsimile No.:   (212) 635-6397
                              Telephone No.: (212) 635-6720

                              Attention: Ms. Rosa Leonard

PERCENTAGE
----------
   10.00000%

                              BANK OF TOKYO-MITSUBISHI TRUST COMPANY



                              By:_________________________________________
                                  Name:
                                  Title:

                              Operations Contact:
                              Bank of Tokyo-Mitsubishi Trust Company
                              1251 Avenue of the Americas
                              New York, New York 10020

                              Facsimile No.:   (212) 766-3127
                              Telephone No.: (212) 766-3157

                              Attention: Mr. Rolando Uy

PERCENTAGE
----------
   10.00000%

                              THE CHASE MANHATTAN BANK



                              By:_________________________________________
                                  Name:
                                  Title:

                              Operations Contact:
                              The Chase Manhattan Bank
                              One Chase Plaza
                              48th Floor  New York, New York 10081

                              Facsimile No.:   (212) 552-5662
                              Telephone No.: (212) 552-7402

                              Attention: Mr. Vito Cipriano

PERCENTAGE
----------
    7.50000%
                              COMERICA BANK



                              By:_________________________________________
                                  Name:
                                  Title:

                              Operations Contact:
                              Comerica Bank
                              U.S. Banking East
                              500 Woodward Avenue
                              9th Floor, MC 3280
                              Detroit, MI  48275-3280

                              Facsimile No.:   (313) 222-3330
                              Telephone No.: (313) 222-3678

                              Attention: Diana M. Pascoe

                              Secondary Name:  Venus Moses

                              Facsimile No.:   (313) 222-3319
                              Telephone No.:  (313) 222-3330

PERCENTAGE
----------
    5.00000%
                              DEN DANSKE BANK AKTIESELSKAB, CAYMAN
                                 ISLANDS BRANCH



                              By:_________________________________________
                                  Name:
                                  Title:


                              By:_________________________________________
                                  Name:
                                  Title:


                                  Operations Contact:
                                  Den Danske Bank, New York Branch
                                  280 Park Avenue
                                  4th Floor East Building
                                  New York, New York 10017

                                  Facsimile No.:   (212) 490-0252
                                  Telephone No.: (212) 984-8462

                                  Attention:  Loan Administration

PERCENTAGE
----------
    5.00000%

                              FIRST UNION NATIONAL BANK



                              By:_________________________________________
                                  Name:
                                  Title:

                              Operations Contact:
                              First Union National Bank
                              50 Main Street
                              White Plains, New York 10606

                              Facsimile No.:   (914) 286-5001
                              Telephone No.: (914) 286-5035

                              Attention: Barbara Telesha

PERCENTAGE
----------
   10.00000%

                              FLEET PRECIOUS METALS



                              By:_________________________________________
                                  Name:
                                  Title:

                              Operations Contact:
                              Fleet Precious Metals
                              111 Westminster Street
                              Providence, Rhode Island 02903

                              Facsimile No.:   (401) 272-3440
                              Telephone No.: (401) 278-5785

                              Attention: David Deuel

PERCENTAGE
----------
    7.00000%
                              KEYBANK NATIONAL ASSOCIATION



                              By:_________________________________________
                                  Name:
                                  Title:

                              Operations Contact:
                              KeyBank National Association
                              127 Public Square
                              Cleveland, OH  44114

                              Facsimile No.:   (216)689-4981
                              Telephone No.: (216) 680-0206

                              Attention: Loree Kuttler

PERCENTAGE
----------
    7.50000%
                              THE LONG TERM CREDIT BANK OF JAPAN,
                                 LIMITED



                              By:_________________________________________
                                  Name:
                                  Title:

                              Operations Contact:
                              165 Broadway
                              49th Floor
                              New York, New York 10006

                              Facsimile No.:   (212) 608-2371
                              Telephone No.: (212) 335-4801

                              Attention: Robert Pacifici

PERCENTAGE
----------
    9.00000%
                              NATIONSBANK, N.A.



                              By:_________________________________________
                                  Name:
                                  Title:

                              Operations Contact:
                              101 N. Tryon Street
                              15th Floor
                              Charlotte, North Carolina 28255

                              Facsimile No.:   (704) 386-8694
                              Telephone No.: (704) 386-8389

                              Attention: Carole Greene

PERCENTAGE
----------
    7.50000%
                             PNC BANK, NATIONAL ASSOCIATION



                             By:_________________________________________
                                 Name:
                                 Title:

                             Operations Contact:
                             249 Fifth Avenue, One PNC Plaza
                             PI-POPP-02-04, 2nd Floor
                             Pittsburgh, PA 15222-2707

                             Facsimile No.:   (412) 768-4586
                             Telephone No.:  (412) 768-8219

                             Attention: Hillary Guttman

                                                                    SCHEDULE I


                               DISCLOSURE SCHEDULE


ITEM 1.        Existing Letters of Credit.

               Stated Amount                    Beneficiary



ITEM 5.13      Indebtedness to be Paid or Replaced.

               All amounts outstanding and payable under the Existing
               Agreements.


ITEM 6.7       Litigation.

               Description of Proceeding        Action or Claim Sought



ITEM 6.8       Existing Restricted Subsidiaries.


                                          STATE OF         OWNERSHIP
                       NAME            INCORPORATION            %            BUSINESS DESCRIPTION
               -------------------     -------------       ----------        --------------------



               Existing Unrestricted Subsidiaries


                                          STATE OF         OWNERSHIP
                       NAME            INCORPORATION            %            BUSINESS DESCRIPTION
               -------------------     -------------       ----------        --------------------




ITEM 6.11      Employee Benefit Plans.

ITEM 6.12      Environmental Matters.


ITEM 7.2.3(a)  Existing Liens Securing Ongoing Debt.


               Creditor                         Outstanding Principal Amount
               --------                         ----------------------------




ITEM 7.2.7     Pension-Related Services Provided by Affiliates


                                     2-